Exhibit 4.5








                  CAPITAL AUTO RECEIVABLES, INC.

                              SELLER

                                AND

               GENERAL MOTORS ACCEPTANCE CORPORATION

                             SERVICER




                        __________________

                        GMAC GRANTOR TRUSTS
            STANDARD TERMS AND CONDITIONS OF AGREEMENT
                      EFFECTIVE JUNE 1, 1996




                        __________________





                      FOR GMAC GRANTOR TRUSTS
                    FORMED ON OR SUBSEQUENT TO
                THE EFFECTIVE DATE SPECIFIED ABOVE

                         TABLE OF CONTENTS


                           INTRODUCTION

                             ARTICLE I
                            DEFINITIONS

      SECTION 1.01.  Definitions ............................      1

                            ARTICLE II
   CONVEYANCE OF RECEIVABLES; ORIGINAL ISSUANCE OF CERTIFICATES

      SECTION 2.01.  Conveyance of Receivables ..............     14
      SECTION 2.02.  Custody of Receivable Files ............     14
      SECTION 2.03.  Acceptance by Trustee ..................     15
      SECTION 2.04.  Representations and Warranties of Seller     15
      SECTION 2.05.  Repurchase of Receivables Upon Breach
                     of Warranty ............................     17

                            ARTICLE III
            ADMINISTRATION AND SERVICING OF RECEIVABLES

      SECTION 3.01.  Duties of the Servicer .................     17
      SECTION 3.02.  Collection of Receivable Payments ......     18
      SECTION 3.03.  Rebates on Full Prepayments ............     18
      SECTION 3.04.  Realization Upon Liquidating Receivables     19
      SECTION 3.05.  Maintenance of Insurance Policies ......     19
      SECTION 3.06.  Maintenance of Security Interests in
                     Vehicles ...............................     19
      SECTION 3.07.  Covenants, Representations, and
                     Warranties of Servicer .................     19
      SECTION 3.08.  Purchase of Receivables Upon Breach
                     of Covenant ............................     21
      SECTION 3.09.  Total Servicing Fee; Payment of Certain
                     Expenses by Servicer ...................     21
      SECTION 3.10.  Servicer's Certificate .................     21
      SECTION 3.11.  Annual Statement as to Compliance;
                     Notice of Event of Default .............     22
      SECTION 3.12.  Annual Independent Accountants' Report .     22
      SECTION 3.13.  Access to Certain Documentation and
                     Information Regarding Receivables ......     23
      SECTION 3.14.  Amendments to Schedule of Receivables ..     23

                            ARTICLE IV
           DISTRIBUTIONS; SUBORDINATION SPREAD ACCOUNT;
                  STATEMENT TO CERTIFICATEHOLDERS

      SECTION 4.01.  Accounts ...............................     23
      SECTION 4.02.  Collections ............................     25
      SECTION 4.03.  Application of Collections .............     25
      SECTION 4.04.  Monthly Advances .......................     26
      SECTION 4.05.  Additional Deposits ....................     26
      SECTION 4.06.  Distributions ..........................     27
      SECTION 4.07.  Subordination; Subordination Spread
                     Account; Priority of Distributions .....     29
      SECTION 4.08.  Net Deposits ...........................     33
      SECTION 4.09.  Statements to Certificateholders .......     33

                             ARTICLE V
                         THE CERTIFICATES

      SECTION 5.01.  The Certificates .......................     34
      SECTION 5.02.  Authentication of Certificates .........     35
      SECTION 5.03.  Registration of Transfer and Exchange of
                     Certificates ...........................     35
      SECTION 5.04.  Mutilated, Destroyed, Lost or Stolen
                     Certificates ...........................     36
      SECTION 5.05.  Persons Deemed Owners ..................     36
      SECTION 5.06.  Access to List of Certificateholders'
                     Names and Addresses ....................     37
      SECTION 5.07.  Maintenance of Office or Agency ........     37
      SECTION 5.08.  Book-Entry Certificates ................     37
      SECTION 5.09.  Notices to Clearing Agency .............     38
      SECTION 5.10.  Definitive Certificates ................     38

                            ARTICLE VI
                            THE SELLER

      SECTION 6.01.  Liability of Seller ....................     39
      SECTION 6.02.  Merger or Consolidation of, or
                     Assumption of the Obligations of,
                     Seller; Amendment of Certificate of
                     Incorporation ..........................     39
      SECTION 6.03.  Limitation on Liability of Seller and
                     Others .................................     39
      SECTION 6.04.  Seller May Own Certificates ............     40

                               ARTICLE VII
                              THE SERVICER


      SECTION 7.01.  Liability of Servicer; Indemnities .....     40
      SECTION 7.02.  Merger or Consolidation of, or
                     Assumption of the Obligations of, the
                     Servicer ...............................     41
      SECTION 7.03.  Limitation on Liability of Servicer
                     and Others .............................     41
      SECTION 7.04.  Delegation of Duties ...................     42
      SECTION 7.05.  Servicer Not to Resign .................     42

                           ARTICLE VIII
                              DEFAULT


      SECTION 8.01.  Events of Default ......................     43
      SECTION 8.02.  Consequences of an Event of Default ....     43
      SECTION 8.03.  Trustee to Act; Appointment of Successor     44
      SECTION 8.04.  Notification to Certificateholders .....     44
      SECTION 8.05.  Waiver of Past Defaults ................     45
      SECTION 8.06.  Repayment of Advances ..................     45

                            ARTICLE IX
                            THE TRUSTEE

      SECTION 9.01.  Duties of Trustee ......................     45
      SECTION 9.02.  Trustee's Certificate ..................     47
      SECTION 9.03. Trustee's Assignment of Administrative Receivables and Warranty Receivables ... 47
      SECTION 9.04.  Certain Matters Affecting the Trustee ..     47
      SECTION 9.05.  Trustee Not Liable for Certificates
                     or Receivables .........................     49
      SECTION 9.06.  Trustee May Own Certificates ...........     49
      SECTION 9.07.  Trustee's Fees and Expenses ............     50
      SECTION 9.08.  Eligibility Requirements for Trustee ...     50
      SECTION 9.09.  Resignation or Removal of Trustee ......     50
      SECTION 9.10.  Successor Trustee ......................     51
      SECTION 9.11.  Merger or Consolidation of Trustee .....     51
      SECTION 9.12.  Appointment of Co-Trustee or Separate
                     Trustee ................................     52
      SECTION 9.13.  Representations and Warranties of
                     Trustee ................................     53
      SECTION 9.14.  Tax Returns ............................     54
      SECTION 9.15.  Trustee May Enforce Claims Without
                     Possession of Certificates .............     54
      SECTION 9.16.  Suit for Enforcement ...................     54
      SECTION 9.17.  Rights of Certificateholders to Direct
                     Trustee ................................     54



                                ARTICLE X
                            TERMINATION

      SECTION 10.01.  Termination of the Trust ..............     55
      SECTION 10.02.  Optional Purchase of All Receivables ..     56

                            ARTICLE XI
                     MISCELLANEOUS PROVISIONS

      SECTION 11.01.  Amendment .............................     56
      SECTION 11.02.  Protection of Title to Trust ..........     57
      SECTION 11.03.  Limitation on Rights of
                      Certificateholders ....................     59
      SECTION 11.04.  Governing Law .........................     60
      SECTION 11.05.  Severability of Provisions ............     60
      SECTION 11.06.  Assignment ............................     60
      SECTION 11.07.  Certificates Nonassessable and Fully
                      Paid ..................................     60
      SECTION 11.08.  Third-Party Beneficiaries .............     60



                             EXHIBITS

      Exhibit A -- Form of Class A Certificate

      Exhibit B -- Form of Class B Certificate

      Exhibit C -- Form of Custodian Agreement

      Exhibit D -- Form of Depository Agreement

                         _________________

                           GMAC GRANTOR TRUSTS

               STANDARD TERMS AND CONDITIONS OF AGREEMENT
                      EFFECTIVE [DATE]____________

                     For GMAC Grantor Trusts formed
                 on or subsequent to the Effective Date
                             specified above

                              INTRODUCTION

      These Standard Terms and Conditions of Agreement Effective June 1, 1996 (the "Standard Terms and Conditions of Agreement"), shall be applicable to GMAC Grantor Trusts formed on or after the effective date hereof. For each GMAC Grantor Trust to which the Standard Terms and Conditions of Agreement are to be applicable, a Pooling and Servicing Agreement shall be executed which incorporates by reference the Standard Terms and Conditions of Agreement and designates any exclusion from or exception to such incorporation by reference or variation of the terms hereof for the purposes of that GMAC Grantor Trust.

                       ARTICLE I DEFINITIONS

           SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, pertain to the Trust created by a particular Pooling and Servicing Agreement and shall have the following meanings with reference to such
Trust:

      Accounting Date: With respect to a Distribution Date, the last day of the related Monthly Period, or, with respect to any initial Distribution Date that occurs in the same calendar month as the Trust Formation Date, at the close of business on the Trust Formation Date.

      Actual Payment: With respect to a Distribution Date and to a Scheduled Interest Receivable, all payments received by the Servicer from or for the account of the Obligor during the Monthly Period (and, in the case of the first Monthly Period, all payments received by the Servicer from or for the account of the Obligor on or after the Cutoff Date) except for any Overdue Payments or Supplemental Servicing Fees. Actual Payments do not include Applied Payments Ahead.

      Additional Servicing: With respect to any Monthly Period and related Distribution Date, an amount equal to the lesser of (i) the amount by which (A) the aggregate amount of the Basic Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds
(B) the aggregate amount of Additional Servicing paid to the Servicer on all prior Distribution Dates, and (ii) the amount, if any, by which
(A) the sum of Available Interest and Available Principal exceeds (B) the sum of (1) the Class A Distributable Amount, (2) the Class B Distributable Amount (exclusive of Surplus Interest), (3) the Class A Interest Carryover Shortfall, the Class A Principal Carryover Shortfall, the Class B Interest Carryover Shortfall and the Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date, (4) the Basic Servicing Fee and all unpaid Basic Servicing Fees from prior Monthly Periods and (5) the amount, if any, deposited into the Subordinated Spread Account on such Distribution Date to restore the amount in the Subordination Spread Account to the Specified Subordination Spread Account Balance.





      Administrative Purchase Payment: With respect to a Distribution Date and to an Administrative Receivable purchased as of an Accounting Date, (i) in the case of a Scheduled Interest Receivable, a release of all claims for reimbursement of Scheduled Interest Advances made on such Receivable plus a payment equal to the sum of: (A) the sum of the Scheduled Payments on such Receivable due after the Accounting Date minus the Rebate, (B) any reimbursement made pursuant to the last sentence of subsection 4.04(a) with respect to such Receivable and (C) all past due Scheduled Payments with respect to which a
Scheduled Interest Advance has not been made or (ii) in the case of a Simple Interest Receivable, a payment equal to the Amount
Financed minus that portion of all payments made by or on behalf of the related Obligor on or prior to the Accounting Date allocable to principal. Administrative Receivable: A Receivable which the Servicer is required to purchase as of an Accounting Date pursuant to Section
3.08 or which the Servicer has elected to repurchase as of an Accounting Date pursuant to Section 10.02.

      Aggregate  Amount   Financed:   The  dollar  amount  equal  to  the
aggregate of the Amount Financed under all the Receivables, as set forth in the Pooling and Servicing Agreement.

      Aggregate Net Losses: With respect to a Monthly Period, the aggregate amount allocable to principal of all Receivables newly designated during such Monthly Period as Liquidating Receivables minus Liquidation Proceeds collected during such Monthly Period with respect to all Liquidating Receivables.

      Agreement: With respect to a Trust, the Pooling and Servicing Agreement executed by the Seller, the Servicer and the Trustee as of the Trust Formation Date, into which these Standard Terms and Conditions of Agreement shall be incorporated by reference, and all amendments and supplements thereto.

      Amount  Financed:  With  respect  to a  Receivable,  the  aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts, and related costs, less (i)(A) in the case of a Scheduled Interest Receivable, payments due from the related Obligor prior to the Cutoff Date allocable to principal and (B) in the case of a Simple Interest Receivable, payments received from the related Obligor prior to the Cutoff Date allocable to principal and (ii) any amount allocable to the premium of physical damage insurance force-placed by the Servicer covering the Financed Vehicle.

      Annual Percentage Rate: With respect to a Receivable, the annual rate of finance charges stated in such Receivable.

      Applied Payment Ahead: With respect to a Distribution Date and to a Scheduled Interest Receivable on which the Actual Payment is less than the Scheduled Payment, the Deferred Prepayment to the extent of the Scheduled Payment minus the Actual Payment.

      Available Interest: With respect to any Distribution Date, the sum of the following amounts with respect to the related Monthly
Period: (i) that portion of all collections on Receivables held by the Trust (other than Liquidating Receivables) allocable to interest or Prepayment Surplus (including, in the case of Scheduled Interest Receivables, the interest portion of Applied Payments Ahead but excluding Payments Ahead), (ii)


Liquidation  Proceeds to the extent  allocable  to  interest  due thereon
in  accordance  with  the  Servicer's  customary  servicing   procedures,
(iii) all

Simple Interest Advances, (iv) all Scheduled Interest Advances to the extent allocable to interest, (v) all Warranty Payments and all Administrative Purchase Payments to the extent allocable to accrued interest or Prepayment Surplus; less an amount equal to (A) all amounts received on any Scheduled Interest Receivable (other than a Liquidating Receivable) to the extent of the Outstanding Scheduled Interest Advances allocable to interest with respect to such receivable, (B) all Liquidation Proceeds with respect to a particular Scheduled Interest Receivable to the extent of the Outstanding Scheduled Interest Advances allocable to interest thereon, (C) any Excess Simple Interest Collections, and (D) all Liquidation Proceeds with respect to a particular Simple Interest Receivable allocable to accrued and unpaid interest thereon (but not including interest for the then current Monthly Period), but only to the extent of any Outstanding Simple Interest Advances.

      Available Principal: With respect to any Distribution Date, the sum of the following amounts with respect to the related Monthly
Period: (i) that portion of all collections on Receivables held by the Trust (other than Liquidating Receivables) allocable to principal (including, in the case of Scheduled Interest Receivables, the principal portion of Applied Payments Ahead but excluding Payments Ahead), (ii) Liquidation Proceeds to the extent allocable to principal in accordance with the Servicer's customary servicing procedures, (iii) all Scheduled Interest Advances to the extent allocable to principal,
(iv) all Warranty Payments to the extent allocable to principal, (v) all Administrative Purchase Payments to the extent allocable to principal, and (vi) all Prepayments to the extent allocable to principal; less an amount equal to (A) all amounts received on any Scheduled Interest Receivable (other than a Liquidating Receivable) to the extent of the Outstanding Scheduled Interest Advances of principal with respect to such Receivable, (B) all Liquidation Proceeds with respect to a particular Scheduled Interest Receivable to the extent of the Outstanding Scheduled Interest Advances allocable to principal and (C) amounts representing reimbursement for Liquidation Expenses pursuant to subsection 4.06 (a) (iv).

      Basic Servicing Fee: With respect to a Monthly Period, the fee payable to the Servicer for services rendered during such Monthly
Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the aggregate Principal Balance of all Receivables held by the Trust as of the Accounting Date related to the preceding Monthly Period.

      Basic   Servicing  Fee  Rate:  The  percentage  set  forth  in  the
Pooling and Servicing Agreement.

      Book-Entry Certificates: A beneficial interest in the Class A Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.08.

      Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Detroit, Michigan are authorized or obligated by law, executive order or governmental decree to be closed.

      Certificate:   Any  one  of  the  Class  A  Certificates   and  the
Class  B Certificates.

      Certificate    Account:    The   account    designated   as   such,
established and maintained pursuant to Section 4.01.

      Certificateholder   or   Holder:   The   Person  in  whose  name  a
Certificate is registered in the Certificate Register.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the Certificateholder.

      Certificate  Register  and  Certificate  Registrar:   The  register
maintained and the registrar appointed pursuant to Section 5.03.

      Charge-off Rate: With respect to a Distribution Date, the Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average (x) the aggregate Principal Balance on the last day of the Monthly Period preceding the related Monthly Period and (y) the aggregate Principal Balance on the related Accounting Date.

      Class  A  Certificate:   Any  one  of  the  Certificates   executed
by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A hereto.

      Class A Certificate Balance: A dollar amount which shall equal, initially, the Class A Percentage of the Aggregate Amount Financed and, thereafter, shall equal such initial Class A
Certificate Balance reduced by all amounts distributed to Class A Certificateholders in respect of the Class A Principal Distributable Amount.

      Class A Distributable Amount: With respect to any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

      Class A Interest Carryover Shortfall: With respect to the close of business on any Distribution Date, the excess, if any, of
(i) the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date over (ii) the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

      Class A Interest Distributable Amount: With respect to any Distribution Date, one month's interest at the Pass Through Rate on the Class A Certificate Balance as of the related Accounting Date.

      Class A Percentage: The percentage specified as such in the Pooling and Servicing Agreement.

      Class A Pool Factor: With respect to any Distribution Date, a seven-digit decimal figure computed by the Servicer equal to the Class A Certificate Balance as of such Distribution Date (after giving effect to distributions on such date) divided by the Class A Certificate Balance as of the date of the initial issuance of the Certificates.

      Class A Principal Carryover Shortfall: With respect to the close of business on any Distribution Date, the excess, if any, of (i) the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over (ii) the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.


      Class  A   Principal   Distributable   Amount:   With   respect  to
any Distribution Date, the sum of the Class A Percentage of the following amounts: (i) the principal portion of all Scheduled Payments with respect to the related Monthly Period on Scheduled Interest Receivables held by the Trust (other than Liquidating Receivables),
(ii) the principal portion of all payments received by the Trustee during the related Monthly Period on Simple Interest Receivables held by the Trust (other than Liquidating Receivables), (iii) the principal portion of all Prepayments received during the related Monthly Period (without duplication of amounts included in clause
(i) above), and (iv) the Principal Balance of each Receivable that became an Administrative Receivable, a Warranty Receivable or a Liquidating Receivable during the related Monthly Period (without duplication of amounts referred to in clause (i), (ii) or (iii) above). In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to the Class A Certificateholders will include the lesser of (i) the aggregate of (A) the Class A Percentage of any Scheduled Payments of principal due and remaining unpaid on each Scheduled Interest Receivable held by the Trust as of the related Accounting Date and (B) the Class A Percentage of any principal due and remaining unpaid on each Simple Interest Receivable held by the Trust as of the related Accounting Date and
(ii) the portion of the amount required to be distributed under the preceding clause (i) above that is necessary (after giving effect to the other amounts described above to be distributed to the Class A
Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

      Class  B  Certificate:   Any  one  of  the  Certificates   executed
by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit B hereto.

      Class B Certificate Balance: A dollar amount which shall equal, initially, the Class B Percentage of the Aggregate Amount Financed and, on any Accounting Date thereafter, shall equal such initial Class B Certificate Balance, reduced by (i) all amounts distributed on or prior to such date to Class B Certificateholders (or deposited on or prior to such date in the Subordination Spread Account, not including the Subordination Initial Deposit) with respect to the Class B Principal Distributable Amount, (ii) the Class A Principal Carryover Shortfall as of the preceding Distribution Date and (iii) the Class B Principal Carryover Shortfall as of the preceding Distribution Date.

      Class B Distributable Amount: With respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

      Class B Interest Carryover Shortfall: With respect to the close of business on any Distribution Date, the excess, if any, of
(i) the Class B Interest Distributable Amount plus any outstanding Class B Interest Carryover Shortfall on the preceding
Distribution Date over (ii) the amount of interest the Holders of the Class B Certificates actually received on such current Distribution Date.

      Class  B  Interest   Distributable  Amount:  With  respect  to  any
Distribution Date, the sum of (i) one month's interest at the Pass Through Rate on the Class B Certificate Balance as of the related Accounting Date, (ii) an amount equal to the excess of (a) all
Surplus Interest with respect to Receivables held by the Trust (b) Additional Servicing over and (iii) an amount equal to the excess of (a) all Prepayment Surplus with respect to Scheduled Interest Receivables held by the Trust to which a Prepayment is to be applied
over  (b)  one  month's   interest  at  the  Pass  Through  Rate  on  the
aggregate Principal Balance of such Receivables as of the first day of the related Monthly Period.

      Class B Percentage: The percentage specified as such in the Pooling and Servicing Agreement.

      Class B Principal Carryover Shortfall: With respect to the close of business on any Distribution Date, the excess, if any, of
(i)   the   Class   B    Principal    Distributable    Amount   and   any
outstanding  Class  B  Principal  Carryover  Shortfall  on the  preceding
Distribution  Date over (ii) the  amount of  principal  that the  Holders
of  the  Class  B   Certificates   actually   received  on  such  current
Distribution Date.

      Class B Principal Distributable Amount: With respect to any Distribution Date, the sum of the Class B Percentage of the following amounts: (i) the principal portion of all Scheduled Payments due during the related Monthly Period on Scheduled Interest Receivables held by the Trust (other than Liquidating Receivables), (ii) the principal portion of all payments received by the Trustee during the related Monthly Period on Simple Interest Receivables held by the Trust (other than Liquidating Receivables), (iii) the principal portion of all Prepayments received during the related Monthly Period (without duplication of amounts included in clause (i) above), and (iv) the Principal Balance of each Receivable that became an Administrative Receivable, a Warranty Receivable or a Liquidating Receivable during the related Monthly Period (without duplication of amounts referred to in clauses (i), (ii) or (iii) above).

      Clearing  Agency:   An  organization   registered  as  a  "clearing
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

      Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a
Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      Collection    Account:    The   account    designated    as   such,
established and maintained pursuant to Section 4.01.

      Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the Trust Formation Date is specified in the Pooling and Servicing Agreement.

      Custodian: General Motors Acceptance Corporation, as Servicer, or another custodian named from time to time in the Custodian Agreement.

      Custodian Agreement: The Custodian Agreement from time to time in effect between the Custodian named therein and the Trustee, substantially in the form of Exhibit C hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

      Cutoff Date: The date specified as such in the Pooling and Servicing Agreement.

      Dealer: The seller of automobiles or light trucks that originated one or more of the Receivables and assigned the respective receivable, directly or indirectly, to General Motors Acceptance Corporation under an existing agreement between such
seller  and  General  Motors  Acceptance   Corporation  or  between  such
seller  and  General Motors Corporation, as applicable.

      Deferred Prepayment: With respect to the opening of business on a Distribution Date and to a Scheduled Interest Receivable, the amount, if any, held by the Servicer pursuant to subsection 4.01(b) or in the Payment Ahead Servicing Account with respect to such Receivable.

      Definitive  Certificates:  The  Certificates  specified  in Section
5.08.

      Delinquency Percentage: With respect to a Distribution Date, the ratio of (i) the number of all outstanding Receivables which are 61 days or more delinquent as of the related Accounting Date, determined in accordance with the Servicer's normal practices, divided by (ii) the number of outstanding Receivables on the related Accounting Date.

      Delivery:   When  used  with   respect  to   Subordination   Spread
Account Property, "Delivery" means:

           (i) with respect to certificated securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery (collectively, the "Physical Property"), transfer thereof to the Trustee in accordance with Section 8-313(1)(a), Section 8-313(1)(d)(i) or Section 8-313(1)(g) of the
      UCC, and that any such Physical Property that is in registered form has been registered in the name of the Trustee or its nominee;

           (ii) with respect to any such Subordination Spread Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: (A) book-entry registration of such Property to an appropriate book-entry account maintained with a Federal Reserve Bank by the Trustee or by a custodian and issuance to the Trustee or to such custodian, as the case may be, of a deposit advice or other written confirmation of such book-entry registration, (B) the making by any such custodian of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee and indicating that such custodian holds such Subordination Spread Account Property solely as agent for the Trustee, and the making by the Trustee of entries in its books and records establishing that it holds such Subordination Spread Account Property solely as Trustee under the terms of Section 4.07, and (C) such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Subordination Spread Account Property to the Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

           (iii)   with   respect  to  any  such   Subordination   Spread
      Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (ii) above, registration of the transfer to, and ownership of such Subordination Spread Account Property by, the Trustee or its nominee by the issuer of such Subordination Spread Account Property.

      Depository: The Trustee or any successor depository bank or trust company appointed pursuant to Section 4.01 of the Standard Terms and Conditions of Agreement.

      Depository Agreement: The agreement among the Seller, the Trustee and the initial Clearing Agency, dated as of the date of this Agreement, substantially in the form attached hereto as Exhibit D.

      Determination Date: The 10th day of each calendar month, or if such 10th day is not a Business Day, on the next succeeding Business Day.

      Distribution Date: With respect to a Monthly Period, the monthly date, as specified in the Pooling and Servicing Agreement, on which distributions are made to Certificateholders.

      Eligible Investments: Is an investment property under the Illinois UCC and which (at the time made) (i) are rated A-1+ by
Standard  &  Poor's  Ratings  Services  and  P-1  by  Moody's   Investors
Service, Inc., and, if rated by Fitch Investors Service, L.P., rated F-1 by Fitch Investors Service, L.P., (ii) are in time deposits in, or bankers acceptances issued by, any U.S., Canadian or European depository institution or trust company with the Required Deposit Rating, (iii) are in a money market fund with the highest available rating from each Rating Agency then rating such fund (including The First National Bank of Chicago Corporate Trust Short Term Investment
Fund, so long as such fund shall have such rating) or (iv) are otherwise permitted by the Rating Agencies, in each case maturing on or before the Distribution Date next succeeding the date of investment.

      Event of Default: An event described in Section 8.01.

      Excess  Payment:   With  respect  to  a  Distribution  Date  and  a
Scheduled Interest Receivable, the portion of an Actual Payment in excess of the Scheduled Payment.

      Excess  Simple  Interest  Collections:  With  respect  to a Monthly
Period, the excess, if any, of (i) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest over (ii) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the Trust assuming that the payment on each such Receivable was received on its respective due date.

      Final   Scheduled    Distribution   Date:   As   defined   in   the
Pooling  and Servicing Agreement.

      Financed Vehicle: An automobile or light truck, together with all accessories thereto, securing an Obligor's indebtedness under a receivable.

      Fractional Undivided Interest: The fractional undivided interest in the Trust that is evidenced by a Certificate.

      Insurance  Policy:  With  respect  to a  Receivable,  an  insurance
policy  covering  physical  damage,   credit  life,  credit   disability,
theft, mechanical breakdown or similar event to the Financed Vehicle.

      Lien:  Any  security  interest,   lien,  charge,   pledge,   equity
or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

      Liquidating  Receivable:  A  Receivable  as to which  the  Servicer
(i) has reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on such Receivable is unlikely, or (ii) has repossessed and disposed of the Financed Vehicle.

      Liquidation Expenses: With respect to a Liquidating Receivable without recourse to a Dealer, $300.00 as an allowance for amounts charged to the account of the Obligor, in keeping with the Servicer's customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation. With respect to a Liquidating Receivable with recourse to a Dealer, $0.

      Liquidation Proceeds: With respect to a Liquidating Receivable, all amounts realized with respect to such Receivables net of amounts that are required to be refunded to the Obligor on such Receivable.

      Monthly Advance: As of an Accounting Date, either a Scheduled Interest Advance or a Simple Interest Advance, or both, as applicable.

      Monthly Period: With respect to a Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to an Accounting Date, the calendar month in which such Accounting Date occurs.

      Monthly    Remittance    Condition:    Any   of   the    conditions
specified in subsection 4.01(b) hereof.

      Obligor: The purchaser or the co-purchasers of the Financed Vehicle or other person who owes payments under a Receivable.

      Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller or the Servicer.

      Optional Purchase  Percentage:  10%.

      Outstanding  Monthly  Advances:   Outstanding   Scheduled  Interest
Advances and Outstanding Simple Interest Advances, collectively.

      Outstanding  Scheduled  Interest  Advances:  As  of  an  Accounting
Date and with  respect to a  Scheduled  Interest  Receivable,  the sum of
all   Scheduled   Interest   Advances   made  as  of  or  prior  to  such
Accounting Date minus all payments or collections as of or prior to such Accounting Date which are specified in subsection 4.04(a) as reducing Outstanding Scheduled Interest Advances with respect to such Receivable.

      Outstanding Simple Interest Advances: As of an Accounting Date, the sum of all Simple Interest Advances made as of or prior to such Accounting Date minus the sum of (i) all payments to the Servicer as of or prior to such Accounting Date pursuant to subsection 4.04(b) and (ii) all Excess Simple Interest Collections paid to the Servicer as of or prior to such Accounting Date; provided, however, that Outstanding Simple Interest Advances shall never be deemed to be less than zero.

      Overdue Payment: With respect to a Distribution Date and to a Scheduled Interest Receivable, all payments received during the related Monthly Period in excess of any Supplemental Servicing Fees (excluding any interest earned on amounts on deposit in the Collection Account or the Payment Ahead Servicing Account with respect to such Receivable during the related Monthly Period), to the extent of the Outstanding Scheduled Interest Advances relating to such Receivable.

      Pass Through Rate: The interest rate per annum payable to Certificateholders, as specified in the Pooling and Servicing Agreement, computed on the basis of a 360-day year of twelve 30-day months.

      Payment Ahead: With respect to a Distribution Date and to a Scheduled Interest Receivable, any Excess Payment (not representing prepayment in full of such Receivable) that is of an amount such that the sum of such Excess Payment and the Deferred Prepayment is equal to or less than three times the Scheduled Payment.

      Payment Ahead Servicing Account: The account or accounts created and maintained pursuant to Section 4.01.

      Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Pooling and Servicing Agreement: With respect to a Trust, the Pooling and Servicing Agreement executed and delivered by the Seller, the Servicer and the Trustee that incorporates by reference these Standard Terms and Conditions of Agreement.

      Prepayment: Any Excess Payment other than a Payment Ahead.

      Prepayment Surplus: With respect to any Distribution Date on which a Prepayment is to be applied with respect to a Scheduled Interest Receivable, that portion of such Prepayment, net of any Rebate, which is not allocable to principal.

      Principal Balance: With respect to any Scheduled Interest Receivable, as of an Accounting Date, the Amount Financed minus the sum of the following amounts: (i) that portion of all Scheduled Payments due on or prior to the Accounting Date allocable to principal,
(ii) any Warranty Payment or Administrative Purchase Payment to the extent allocable to principal, and (iii) any Prepayments applied  to  reduce  the  Principal  Balance  of  such  Receivable.  With respect to any Simple Interest Receivable, as of an Accounting Date, the Amount Financed minus the sum of the following amounts: (A) that portion of all payments received from the related Obligor on or after the Cutoff Date and on or prior to the Accounting Date allocable to principal and (B) any Warranty Payment or Administrative Purchase Payment to the extent allocable to principal.

      Purchase  Agreement:  As  defined  in  the  Pooling  and  Servicing
Agreement.

      Rating  Agencies:  As of  any  date,  all of  the  rating  agencies
requested   by  the   Seller   to   provide  a  rating  on  the  Class  A
Certificates which are rating the Class A Certificates on such date.

      Rebate:   With   respect  to  a  given  date  and  to  a  Scheduled
Interest Receivable, the rebate under such Receivable that is or would be payable to the Obligor for unearned finance charges or any other charges rebateable to the Obligor upon the payment of all remaining Scheduled Payments.

      Receivable:  A  retail  instalment  sale  contract  for a  Financed
Vehicle that is included in the Schedule of Receivables and all rights and obligations thereunder.

      Receivable File: The documents listed in Section 2.02 pertaining to a particular Receivable.

      Record Date: With respect to a Distribution Date, the day immediately preceding such Distribution Date, or, if Definitive Certificates are issued pursuant to Section 5.10, the related Accounting Date, or, with respect to any initial Distribution Date that occurs in the same calendar month as the Trust Formation Date, at the close of business on the Trust Formation Date.

      Released  Administrative  Amount:  With  respect to a  Distribution
Date  and  to  a  purchased  Administrative   Receivable,   the  Deferred
Prepayment  on such Receivable.

      Released Warranty Amount: With respect to a Distribution Date and to a repurchased Warranty Receivable, the Deferred Prepayment on such Receivable.

      Required Deposit Rating: The rating specified in the Pooling and Servicing Agreement.

      Residual Certificates: The Certificates specified in Section 5.01.

      Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust affairs.

      Scheduled   Interest   Advance:   With   respect  to  a   Scheduled
Interest Receivable, the amount, as of an Accounting Date, which the Servicer is required to advance pursuant to subsection 4.04(a).

      Scheduled Interest Receivable: Any Receivable that is not a Simple Interest Receivable. For purposes hereof, all payments with respect to a Scheduled Interest Receivable shall be allocated to principal and interest in accordance with the actuarial method.

      Scheduled  Payment:   With  respect  to  a  Distribution  Date  and
to a Receivable, the payment set forth in such Receivable due from the Obligor in the related Monthly Period.

      Schedule  of   Receivables:   The   schedule  of  all   Receivables
originally held as part of the Trust and on file at the locations listed on Exhibit A to the Pooling and Servicing Agreement, as it may be amended from time to time.

      Seller: The Person executing this Agreement as the Seller, or its successor in interest pursuant to Section 6.02.

      Servicer: The Person executing this Agreement as the Servicer, or its successor in interest pursuant to Section 7.02.

      Servicer's Certificate: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.10.

      Simple Interest Advance: The amount, as of an Accounting Date, which the Servicer is required to advance pursuant to subsection 4.04(b).

      Simple Interest Method: The method of allocating each monthly payment on a Simple Interest Receivable to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the outstanding principal balance thereon multiplied by the fixed rate of interest applicable to such Receivable multiplied by the period of time elapsed (expressed as a fraction of a calendar year) since the preceding payment of interest with respect to such principal balance was made.

      Simple Interest Receivable: Any Receivable under which the portion of each monthly payment allocable to earned interest and the portion allocable to the Amount Financed is determined in accordance with the Simple Interest Method. For purposes hereof, all payments with respect to a Simple Interest Receivable shall be allocated to principal and interest in accordance with the Simple Interest Method.

      Specified Subordination Spread Account Balance: As defined in the Pooling and Servicing Agreement.

      Subordination Initial Deposit: The amount, if any, deposited into the Subordination Spread Account on the date of initial issuance of the Certificates pursuant to Section 4.07 and specified in the Pooling and Servicing Agreement.

      Subordination   Spread   Account:   The  account   established  and
maintained pursuant to Section 4.07.

      Subordination Spread Account Property: The property designated as such pursuant to subsection 4.07(a)(ii). The Subordination Spread Account Property shall not, under any circumstances, be deemed to be a part of or otherwise includable in the Trust.

      Supplemental Servicing Fee: Any interest earned on the amounts deposited in the Collection Account and the Payment Ahead Servicing Account during the applicable Monthly Period plus all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to
Receivables, collected (from whatever source) on the Receivables held by the Trust during such Monthly Period.

      Surplus Interest: With respect to a Distribution Date and for any Receivable having finance charges equivalent to an Annual Percentage Rate which exceeds the sum of the Pass Through Rate and the Basic Servicing Fee Rate, (i) in the case of a Scheduled Interest Receivable, that portion of the Scheduled Payment thereon allocable to interest, or (ii) in the case of a Simple Interest Receivable, the amount of interest that would be due during such Monthly
Period on such Receivable (assuming that such payment was received on its due date), in either case multiplied by the remainder of (a) one minus (b) a fraction, the numerator of which equals the sum of the
Pass Through Rate and the Basic Servicing Fee Rate and the denominator of which equals such Annual Percentage Rate.

      Total Servicing Fee: With respect to a Monthly Period the sum of the Basic Servicing Fee, the Supplemental Servicing Fee and the Additional Servicing Fee.

      Trust: Each trust created by a Pooling and Servicing Agreement.

      Trustee: The Person executing this Agreement as Trustee, or its successor in interest, and any successor trustee appointed as provided in this Agreement.

      Trustee's Certificate: A certificate completed and executed by the Trustee in accordance with Section 9.02.

      Trust Formation Date: The date, as specified in the Pooling and Servicing Agreement, on which the Trust is formed.

      UCC:   The   Uniform   Commercial   Code  as  in   effect   in  the
relevant jurisdiction.

      Voting Interests: The aggregate voting strength evidenced by the Class A Certificates and the Class B Certificates which shall be proportionate to the Class A Percentage and the Class B Percentage, respectively; provided, however, that where the Voting Interests are relevant in determining whether the requisite percentage of Class A Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Class A Certificate registered in the name of the Seller, the Servicer or any Person controlling, controlled by or under common control with the Seller or the Servicer.

      Warranty Payment: With respect to a Distribution Date and to a Warranty Receivable repurchased as of an Accounting Date, (i) in the case of a Scheduled Interest Receivable, a payment equal to the sum of (A) the sum of the Scheduled Payments on such Receivable due after the Accounting Date minus the Rebate, (B) all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, (C) any reimbursement made pursuant to the last sentence of subsection 4.04(a) with respect to such Receivable, and
(D) all Outstanding Scheduled Interest Advances with respect to such Receivable, minus any Liquidation Proceeds (to the extent applied to reduce the Principal Balance of such Receivable) previously received with respect to such Receivable, or (ii) in the case of a Simple Interest Receivable, a payment equal to the Amount Financed minus that portion of all payments received from the related Obligor on or prior to the Accounting Date allocable to principal and minus any
Liquidation   Proceeds   (to   the   extent   applied   to   reduce   the
Principal Balance of such Receivable) previously received with respect to such Receivable.

      Warranty Receivable: A Receivable which the Seller has become obligated to repurchase pursuant to Section 2.05.

                            ARTICLE II
   CONVEYANCE OF RECEIVABLES; ORIGINAL ISSUANCE OF CERTIFICATES

           SECTION   2.01.   Conveyance  of   Receivables.   The  Seller,
pursuant to the mutually agreed upon terms contained in the Pooling and Servicing Agreement, shall sell, transfer, assign, and otherwise convey to the Trustee, without recourse (but without limitation of its obligations in this Agreement), all the right, title and interest of the Seller in and to the Receivables and any proceeds related thereto, including any right of recourse to Dealers and such other items as shall be specified in the Pooling and Servicing Agreement. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables from the Seller to the Trust and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

           SECTION 2.02. Custody of Receivable Files. In connection with the sale, transfer and assignment of the Receivables to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee, simultaneously with the execution and delivery of the Pooling and Servicing Agreement, shall enter into the Custodian Agreement with the Custodian, dated as of the Trust Formation Date, pursuant to which the Trustee shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trustee as Custodian of the following documents or instruments which shall be constructively delivered to the Trustee with respect to each
Receivable:

           (a) the fully executed original of the Receivable;

           (b) documents evidencing or related to any Insurance Policy;

           (c)  the  original   credit   application   of  each  Obligor,
fully executed by each such Obligor on General Motors Acceptance Corporation's customary form, or on a form approved by General Motors Acceptance Corporation, for such application;

           (d) where permitted by law, the original certificate of title (when received) and otherwise such documents, if any, that General Motors Acceptance Corporation keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of General Motors Acceptance Corporation as first lienholder or secured party; and

           (e) any and all other documents that General Motors Acceptance Corporation keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

           SECTION 2.03. Acceptance by Trustee. The Trustee shall acknowledge its acceptance, pursuant to the Pooling and Servicing Agreement, of all right, title and interest in and to the Receivables conveyed by the Seller pursuant to the Pooling and Servicing Agreement and shall declare that the Trustee holds and shall hold such right, title and interest, upon the trust set forth in the Pooling and Servicing Agreement.

           SECTION 2.04. Representations and Warranties of Seller. The Seller hereby makes the following representations and warranties on which the Trustee relies in accepting the Receivables in trust and authenticating the Certificates. Such representations and warranties speak as of the Trust Formation Date, but shall survive the sale, transfer, and assignment of the Receivables to the Trustee.

           (a) As to the Receivable:

                (i) Good Title. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee; immediately prior to the conveyance of the Receivables pursuant to the Pooling and Servicing Agreement, the Seller had good and marketable title thereto, free of any Lien and, upon execution and delivery of the Pooling and Servicing Agreement by the Seller, the Trustee shall have all of the right, title and interest of the Seller in and to the
      Receivables, the unpaid indebtedness evidenced thereby, and the collateral security therefor, free of any Lien; and

                (ii)  All   Filings   Made.   All   filings   (including,
      without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership interest in the Receivables shall have been made.

           (b) As to the Seller:

                (i) Organization  and Good Standing.  The Seller has been
      duly  organized  and  is  validly  existing  as  a  corporation  in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables;

                (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification;

                (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action;

                (iv) Valid Sale;  Binding  Obligations.  This  Agreement,
      when the Pooling and Servicing Agreement has been duly executed and delivered, shall constitute a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and this Agreement when duly executed and delivered, shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than this Agreement, or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties; and

                (vi) No Proceedings. To the Seller's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement, the Certificates or the Custodian Agreement, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated  by this  Agreement or the  Custodian  Agreement,  (C)
      seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Certificates or the Custodian Agreement, or (D) seeking to adversely affect the federal income tax attributes of the Certificates.

           SECTION  2.05.   Repurchase  of  Receivables  Upon  Breach  of
Warranty. Upon discovery by either the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties in
Section   2.02  of  the  Pooling   and   Servicing   Agreement,   Section
3.02(a) of the Purchase Agreement or Section 2.04 of this Agreement that materially and adversely affects the interests of the Certificateholders in any Receivable, the party discovering such breach shall give prompt written notice to the others. As of the second Accounting Date following its discovery or its receipt of notice of breach (or, at the Seller's election, the first Accounting Date so following), unless such breach shall have been cured in all material respects in the event of a breach of the representations and warranties made by the Seller in Section
2.02 of the Pooling and Servicing Agreement or Section 2.04 of this Agreement, the Seller shall repurchase, or in the event of a breach of a representation and warranty under Section 3.02(a) of the
Purchase Agreement, the Seller and the Servicer shall use reasonable efforts to enforce the obligation of General Motors Acceptance Corporation under the Purchase Agreement to repurchase, such Receivable from the Trustee on the related Distribution Date. The repurchase price to be paid by the breaching party (the "Warranty Purchaser") shall be an amount equal to the Warranty Payment. Upon repurchase, the Warranty Purchaser shall be entitled to receive the Released Warranty Amount, if any. It is understood and agreed that the obligation of the Warranty Purchaser to repurchase any Receivable as to which a breach has occurred and is continuing, and the obligation of the Seller and the Servicer to enforce
General Motors Acceptance Corporation's obligation to the Seller to repurchase such Receivables pursuant to the Purchase Agreement shall, if such obligation is fulfilled, constitute the sole remedy against the Seller, the Servicer or General Motors Acceptance Corporation for such breach available to Certificateholders or the Trustee on behalf of Certificateholders.


                            ARTICLE III
            ADMINISTRATION AND SERVICING OF RECEIVABLES

           SECTION   3.01.   Duties  of   Servicer.   The   Servicer   is
hereby authorized to act as agent for the Trustee and in such capacity shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, generating federal income tax information and performing the other duties specified herein. The Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trustee, pursuant to this Section 3.01, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles. The Servicer is hereby authorized to commence, in its  own  name or in the  name of the  Trustee,  a  legal  proceeding  to enforce a Liquidating Receivable pursuant to Section 3.04 or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable or a Liquidating Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Trustee shall thereupon be deemed to have automatically assigned such
Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trustee shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

           SECTION 3.02. Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. Except as provided in subsection 3.07(a)(iii), the Servicer is hereby authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Trustee. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing such Receivable.

           SECTION 3.03. Rebates on Full Prepayments on Scheduled Interest Receivables. In the event that the amount of a full Prepayment by an Obligor under a Scheduled Interest Receivable, after adjustment for the Rebate, is less than the amount that would be payable under the actuarial method if a full Prepayment were made at the end of the billing month under such Scheduled Interest Receivable, either because the Rebate calculated under the terms of such Receivable is greater than the amount calculable under the actuarial method or because the Servicer's customary servicing procedure is to credit a greater Rebate, the Servicer, as part of its servicing duties, shall remit such difference to the Trust.

           SECTION 3.04. Realization Upon Liquidating Receivables. The Servicer shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle. The Servicer is authorized to follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of automotive receivables, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, selling the related Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the
Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Liquidating Receivable, in accordance with subsection 4.06(a).

           SECTION 3.05. Maintenance of Insurance Policies. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the related Receivable. The Servicer shall, in accordance with its customary servicing procedures, monitor such physical damage insurance with respect to each Receivable.

           SECTION 3.06. Maintenance of Security Interests in Vehicles. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer to re-perfect such security interest on behalf of the Trust, as necessary because of the relocation of a Financed Vehicle or for any other reason.

           SECTION     3.07.      Covenants,      Representations     and
Warranties   of  Servicer.   As  of  the  Trust   Formation   Date,   the
Servicer hereby makes the following representations, warranties and covenants on which the Trustee relies in accepting the Receivables in trust and authenticating the Certificates.

           (a) The Servicer covenants that from and after the Trust Formation Date :

                (i) Liens in Force. Except as contemplated in this Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable;

                (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trustee or the Certificateholders in the Receivables; and

                (iii) No Modifications. The Servicer shall not amend or otherwise modify any Receivable such that the Amount Financed, the Annual Percentage Rate or the total number of scheduled payments, in the case of a Scheduled Interest Receivable, or the number of originally scheduled due dates, in the case of a Simple Interest Receivable, is altered, or such that the last Scheduled Payment, in the case of a Scheduled Interest Receivable, on the last scheduled due date, in the case of a Simple Interest Receivable, occurs after the Final Scheduled Distribution Date.

           (b) The Servicer represents and warrants:

                (i)  Organization  and Good  Standing.  The  Servicer has
      been duly organized and is validly existing as a corporation in good standing under the New York Banking Law relating to investment companies, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Receivables;

                (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

                (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action;

                (iv) Binding Obligation. This Agreement, when the Pooling and Servicing Agreement has been duly executed and delivered, shall constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                (v)   No    Violation.    The    consummation    of   the
      transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or Imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

           (vi) No Proceedings. To the Servicer's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement; and

           (vii) Reasonable Liquidation Expenses. The amount defined as "Liquidation Expenses" is a reasonable estimate of such expenses, reasonably related to the Servicer's experience for such expenses in servicing comparable automotive receivables.

      `    SECTION  3.08.   Purchase  of   Receivables   Upon  Breach  of
Covenant. Upon discovery by either the Servicer or the Trustee of a breach of any of the covenants set forth in subsection 3.07(a), the party discovering such breach shall give prompt written notice to the other. As of the second Accounting Date following its discovering or receiving notice of such breach or its making of such amendment (or, at the Servicer's election, the first Accounting Date so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from the Trustee any Receivable materially and adversely affected by such breach as determined by the Trustee and, on the related Distribution Date, the Servicer shall pay the Administrative Purchase Payment, and shall be entitled to receive the Released Administrative Amount, if any. It is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

           SECTION 3.09. Total Servicing Fee; Payment of Certain Expenses by Servicer. The Servicer is entitled to receive out of the Certificate Account the Total Servicing Fee. Unless otherwise provided in the Pooling and Servicing Agreement, the Basic Servicing Fee for each Monthly Period (together with any portion of the Total Servicing Fee that remains unpaid from prior Distribution Dates) may be paid at the beginning of such Monthly Period out of collections for such Monthly Period. Subject to Section 7.03, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Trustee and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Certificateholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Certificateholders).

           SECTION 3.10. Servicer's Certificate. On each Determination Date, the Servicer shall deliver to the Trustee and the Rating Agencies a Servicer's Certificate executed by the President or any Vice President of the Servicer containing all information necessary to the Trustee for making the distributions required by Section 4.06, and all information necessary to the
Trustee  for  sending  statements  to   Certificateholders   pursuant  to
subsection 4.09(a). Receivables to be purchased by the Servicer or to be repurchased by the Seller as of any Accounting Date shall be identified by Receivable number (as set forth in the Schedule of Receivables).

           SECTION 3.11. Annual Statement as to Compliance; Notice of Event of Default.

           (a) The Servicer shall deliver to the Trustee, on or before August 15 of each year, beginning on the first August 15 next
following  the  first   anniversary  of  the  Trust  Formation  Date,  an
officer's certificate signed by the President or any Vice President of the Servicer, dated as of June 30 of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Trust Formation Date to the date of such certificate) and of its performance under this Agreement has been made under such officer's supervision,  and  (ii)  to  such  officer's  knowledge,  based  on  such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such certificate may be provided as a single certificate making the required statements as to more than one Agreement. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

           (b) The Servicer shall deliver to the Trustee and to the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an  officer's  certificate  of any  event  which  with the  giving  of notice or lapse of time, or both, would become an Event of Default under Section 8.01. The Seller shall deliver to the Trustee, the Servicer and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (b) of Section 8.01.

           SECTION 3.12.  Annual Independent Accountants' Report.

           (a) The Servicer shall cause a firm of independent accountants, who may also render other services to the Servicer or to the Seller, to deliver to the Trustee and the Rating Agencies, on or before August 15 of each year, beginning on the first August 15 after the first anniversary of the Trust Formation Date, with respect to the twelve months ended the immediately preceding June 30 (or such other period as shall have elapsed from the Trust Formation Date to the date of such certificate), a report (the "Accountants' Report") addressed to the Board of Directors of the
Servicer and to the Trustee, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (i) was made in accordance with generally accepted auditing standards, (ii) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "Program"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement, and (iii) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that, in the firm's opinion, paragraph four of the Program requires such firm to report.

           (b) The Accountants' Report shall also indicate that the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute
of   Certified  Public Accountants.

           (c) A copy of the Accountants' Report may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

           SECTION 3.13. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Trustee reasonable access to the documentation regarding the
Receivables. The Servicer shall provide such access to any Certificateholder only in such cases where a Certificateholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. Nothing in this Section 3.13 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section 3.13.

           SECTION 3.14. Amendments to Schedule of Receivables. If the Servicer, during a Monthly Period, assigns to a Receivable an account number that differs from the account number previously identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Trustee on or before the Distribution Date related to such Monthly Period an amendment to the Schedule of Receivables to report the newly assigned account number. Each such amendment shall list all new account numbers assigned to Receivables during such Monthly Period and shall show by cross reference the prior account numbers identifying such Receivables on the Schedule of Receivables.


                               ARTICLE IV
              DISTRIBUTIONS; SUBORDINATION SPREAD ACCOUNT;
                    STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.  Accounts.

           (a) The Servicer shall establish the Collection Account and the Certificate Account in the name of the Trustee for the benefit of the Certificateholders and shall establish the Payment
Ahead Servicing Account in the name of the Trustee on behalf of the Obligors. The Collection Account and the Payment Ahead Servicing Account shall be segregated trust accounts initially established with the Trustee and maintained with the Trustee so long as (i) the deposits of the Trustee have the Required Deposit Rating, or (ii) the Collection Account and the Payment Ahead Servicing Account are maintained in the Corporate Trust Department of the Trustee; provided, however, that for so long as the bank or trust company then maintaining the accounts has the Required Deposit Rating, all amounts held in the Collection Account and the Payment Ahead Servicing Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer, by such bank or trust company in Eligible Investments; and provided, further, that if the Servicer is required to remit collections daily to the Collection Account pursuant  to  Section  4.02  then  such  remittances  shall  be  invested at the written direction of the Servicer (as to specific investments) in Eligible Investments. Such written direction shall certify that any such investment is authorized by this Section
4.01. Investments in Eligible Investments shall be made in the name of the Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity. The Certificate Account shall be a segregated trust account established and maintained with the Trustee, and the amounts in such account shall not be invested. Should the short-term unsecured debt obligations of the Trustee no longer have the Required Deposit Rating, then the Servicer shall, with the Trustee's assistance as necessary, cause the Collection Account and the Payment Ahead Servicing Account (i) to be moved to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (ii) to be moved to the corporate trust department of the Trustee. Earnings on investment of funds in the Collection Account and the Payment Ahead Servicing Account shall be paid to the Servicer.

           (b) At any time that (i) General Motors Acceptance Corporation is the Servicer, (ii) the rating of General Motors Acceptance Corporation's short-term unsecured debt is at least P-1 by Moody's Investors Service, Inc. and is at least A-1 by Standard & Poor's Ratings Services, and (iii) an Event of Default shall not have occurred and be continuing (each a "Monthly Remittance Condition"), then (x) Payments Ahead need not be remitted to and deposited in the Payment Ahead Servicing Account but instead may be remitted to and held by the Servicer and (y) the Servicer shall not be required to segregate or otherwise hold separate any Payments Ahead, but the Servicer shall be required to remit Applied Payments Ahead to the Certificate Account in accordance with subsection 4.06(a)(ii). Commencing with the first day of the first Monthly Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied, the Servicer shall deposit in the Payment Ahead Servicing Account the amount of any Payments Ahead then held by it, and thereafter, for so long as a Monthly Remittance Condition continues to be unsatisfied, the Servicer shall deposit any additional Payments Ahead in the Payments Ahead
Servicing Account within two Business Days after receipt thereof. Notwithstanding the foregoing, if a Monthly Remittance Condition is unsatisfied the Servicer may utilize, with respect to the Payments Ahead, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Class A Certificates. The Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the first sentence of this subsection 4.01(b) unless the Trustee has received notice of such event or circumstance from the Seller or the Servicer in an officer's certificate or from the Holders of Class A Certificates evidencing not less the 25% of the Voting Interests thereof or unless a Responsible Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

           SECTION 4.02. Collections. If a Monthly Remittance Condition is not satisfied, commencing with the first day of the first Monthly Period that begins at least two Business Days after the day on which any Monthly Remittance Condition ceases to be satisfied, the Servicer shall remit daily to the Collection Account all payments by or on behalf of the Obligors (including Payments Ahead in accordance with Section 4.01) on the Receivables and all Liquidation Proceeds within two Business Days after receipt thereof. Notwithstanding the foregoing, if a Monthly Remittance
Condition is unsatisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the occurrence of the Monthly Remittance Condition), if the Servicer provides to the Trustee written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Class A Certificates. At all times when the Monthly Remittance Conditions are satisfied, the Servicer (i) shall not be required to segregate or otherwise hold separate any Payments Ahead remitted to the Servicer and (ii) shall remit collections received during a Monthly Period to the Collection Account in immediately available funds on the related Distribution Date.

           SECTION   4.03.   Application   of   Collections.    For   the
purposes of this Agreement, as of each Accounting Date, all collections for the related Monthly Period shall be applied by the Servicer as follows:

           (a) With respect to each Scheduled Interest Receivable (other than an Administrative Receivable or a Warranty Receivable), payments by or on behalf of the Obligor which are not Supplemental Servicing Fees shall be applied first to reduce Outstanding Scheduled Advances made with respect to such Receivable. Next, the amount of any such payments in excess of Supplemental Servicing Fees and Outstanding Scheduled Interest Advances with respect to such
Receivable shall be applied to the Scheduled Payment with respect to such Receivable. Any amount of such payments remaining after the applications described in the preceding two sentences constitutes an Excess Payment with respect to such Receivable, and such Excess Payment (to the extent it does not constitute a Payment Ahead) shall be applied to prepay such Receivable.

           (b) With respect to all Simple Interest Receivables (other than Administrative Receivables and Warranty Receivables), payments by or on behalf of the Obligors which are not Supplemental Servicing Fees shall be applied first to the payment to the Servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all such Simple Interest Receivables.

           (c) With respect to each Administrative Receivable and Warranty Receivable, payments by or on behalf of the Obligor shall be applied in the same manner, except that any Released Administrative Amount or Released Warranty Amount shall be remitted to the Servicer or the Seller, as applicable. In the case of a
Scheduled Interest Receivable, a Warranty Payment shall be applied to reduce Outstanding Scheduled Interest Advances and such Warranty Payment or an Administrative Purchase Payment, as applicable, shall be applied to the Scheduled Payment, in each case to the extent that the payments by or on behalf of the Obligor shall be insufficient, and then to prepay such Receivable in full. In the case of a Simple Interest Receivable, a Warranty Payment or an Administrative Payment, as applicable, shall be applied to principal and interest on such Receivable.

           SECTION 4.04.  Monthly Advances.

           (a) As of each Accounting Date, if the payments during the related Monthly Period by or on behalf of the Obligor on a Scheduled Interest Receivable (other than an Administrative
Receivable or a Warranty Receivable) after application under subsection 4.03(a) shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, then the Deferred Prepayment, if any, with respect to such Receivable shall be applied by the Servicer to the extent of the shortfall, and such Deferred Prepayment shall be reduced accordingly. Next, subject to the following sentence, the Servicer shall advance any remaining shortfall (such amount, a "Scheduled Interest Advance"). The Servicer shall be obligated to make a Scheduled Interest Advance in respect of a Scheduled Interest Receivable only to the extent that the Servicer, in its sole discretion, shall determine that such Advance shall be recoverable from subsequent collections or recoveries on any Scheduled Interest Receivable. The Servicer shall be reimbursed for Outstanding Scheduled Interest Advances with respect to a Receivable from the following sources with respect to such
Receivable:  (i)  subsequent  payments  by or on behalf  of the  Obligor,
(ii)  collections  of  Liquidation  Proceeds,   and  (iii)  the  Warranty
Payment. At such time as the Servicer shall determine that any Outstanding Scheduled Interest Advances with respect to any Scheduled Interest Receivable shall not be recoverable from payments with respect to such Receivable, the Servicer shall be reimbursed from any collections made on other Receivables held by the Trust.

           (b)  As  of  each   Accounting   Date,   the  Servicer   shall
advance an amount equal to the excess, if any, of (i) the amount of interest that would be due during such Monthly Period on all Simple
Interest Receivables held by the Trust (assuming that the payment on each such Receivable was received on its respective due date) over (ii) all payments received during such Monthly Period on all Simple Interest Receivables held by the Trust to the extent allocable to interest (such excess, a "Simple Interest Advance"). In addition,
Liquidation Proceeds with respect to a Simple Interest Receivable allocable to accrued and unpaid interest thereon (but not including interest for the then current Monthly Period) shall be paid to the Servicer but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance with respect to principal of any Simple Interest Receivable.

           SECTION 4.05. Additional Deposits. The Servicer shall deposit in the Collection Account the aggregate Monthly Advances pursuant to subsections 4.04(a) and (b) and the aggregate amounts paid pursuant to Section 3.03. The Servicer and the Seller shall deposit in the Collection Account the aggregate Administrative Purchase Payments and Warranty Payments with respect to Administrative Receivables and Warranty Receivables, respectively. All such deposits with respect to a Monthly Period shall be made, in immediately available funds, on the Distribution Date related to such Monthly Period.

           SECTION 4.06.  Distributions.

           (a) On each Distribution Date, the Trustee shall cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                (i) from the Collection Account to the Certificate Account, in immediately available funds, the entire amount then on deposit in the Collection Account; provided, however, that if the Servicer is required to make deposits to the Collection Account on a daily basis pursuant to Section 4.02, the amount of the funds transferred from the Collection Account to the
      Certificate Account shall include only those funds that were deposited in the Collection Account for the Monthly Period related to such Distribution Date;

                (ii) from the Payment Ahead Servicing Account, or from the Servicer if the Servicer is not required to make deposits to the Payment Ahead Servicing Account on a daily basis pursuant to subsection 4.01(b), to the Certificate Account, in immediately available funds, the aggregate Applied Payments Ahead;

                (iii) from the Certificate Account to the Payment Ahead Servicing Account, or to the Servicer if the Servicer is not required to make deposits to the Payment Ahead Servicing Account on a daily basis pursuant to subsection 4.01(b), in immediately available funds, the aggregate Payments Ahead for the Monthly Period related to such Distribution Date; and

                (iv)    from    the    Certificate    Account    to   the
      Servicer, in immediately available funds, reimbursement of Outstanding Monthly Advances pursuant to subsections 4.04(a) and (b), payment of Excess Simple Interest Collections, if any, pursuant to subsection 4.03(b) and payments of Liquidation Expenses (and any unpaid Liquidation Expenses from prior periods) with respect to Receivables which became Liquidating Receivables during the related Monthly Period pursuant to Section 3.04.

           (b)  On  each   Determination   Date,   the   Servicer   shall
calculate the Available Interest, the Available Principal, the Class A Distributable Amount, the Class B Distributable Amount, the amount to be distributed to Certificateholders of each Class and all other distributions to be made on the next succeeding Distribution Date.

           (c)  On   each   Distribution   Date,   the   Trustee   (based
on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.10) shall, subject to subsection (d) hereof, make the following distributions in the following order of priority:

                (i) first, to the Servicer, from the Available Interest, the Total Servicing Fee (that has not been previously distributed as provided in Section 3.09) and all unpaid Total Servicing Fees from prior Monthly Periods;

                (ii) second, to the Class A Certificateholders:

                     (A) from the Class A Percentage of the Available Interest (as such Available Interest has been reduced by payments of Total Servicing Fees), an amount equal to the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover
           Shortfall as of the close of business on the preceding Distribution Date; and

                     (B) from the Class A Percentage of the Available Principal, an amount equal to the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date;

                (iii) third, to the Class B Certificateholders:

                     (A) from the Available Interest (as such Available Interest has been reduced by payments of Total
           Servicing Fees), an amount equal to the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall as of the close of business on the preceding Distribution Date; and

                     (B) from the Class B Percentage of the Available Principal, an amount equal to the sum of the Class B Principal Distributable Amount and any
           outstanding Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided, however, that the amounts otherwise distributable to the Class B Certificateholders shall instead be deposited by the Trustee in the Subordination Spread Account to the extent provided in subsection
           4.07(b) hereof to cover any Subordination Spread Account deficiency resulting from payments on such Distribution Date from the Subordination Spread Account pursuant to subsection 4.06(d) or otherwise.

           (d) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates and the rights of the Servicer to receive the Total Servicing Fee (and any accrued and unpaid Total Servicing Fees from prior Monthly Periods) and reimbursement of Outstanding Scheduled Interest Advances in the event of delinquency or defaults on the Receivables. Such subordination shall be effected as follows, and all payments shall be effected pursuant to clause (i) below prior to any payments pursuant to clause (ii):

                (i) if the Class A Percentage of the Available Interest (as such Available Interest has been reduced by payments of Total Servicing Fees) is less than the sum of the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall from the preceding Distribution Date, the
      Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Available Interest (as such Available Interest has been reduced payments of Total Servicing
      Fee); second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account; and third, if such amounts are insufficient, from the Class B Percentage of the Available Principal;
      and

                (ii)  if  the  Class  A  Percentage   of  the   Available
      Principal   is  less  than  the  sum  of  the  Class  A   Principal
      Distributable Amount and any Class A Principal Carryover Shortfall from the preceding Distribution Date, the Class A Certificateholders shall be entitled to receive distributions in respect of such deficiency first, from the Class B Percentage of the Available Principal; second, if such amounts are insufficient, from amounts on deposit in the Subordination Spread Account; and third, if such amounts are insufficient, from any remaining Available Interest.

           (e) Subject to Section 10.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each
Distribution   Date   instruct   the  Trustee  to   distribute   to  each
Certificateholder of any Class of record on the related Record Date either by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder is the Seller or a
Clearing    Agency   and   shall   have    provided   to   the   Servicer
appropriate   instructions  prior  to  such  Distribution  Date,  or,  if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder with respect to such Holder's Certificates.

           SECTION    4.07.    Subordination;     Subordination    Spread
Account; Priority of Distributions.

           (a) (i) In order to effectuate the subordination provided for herein, there shall be established and maintained with the Trustee a separate trust account (the "Subordination Spread
Account") to include the money and other property deposited and held therein pursuant to this subsection 4.07(a) and subsection 4.07
(b). On the date of issuance of the Certificates, the Seller shall deposit the Subordination Initial Deposit, if any, into the
Subordination Spread Account. The Subordination Spread Account shall not be part of the Trust.

                (ii) In order to provide for the prompt payment to the Class A Certificateholders and the Servicer in accordance with subsections 4.06(c) and 4.06(d), to give effect to the subordination provided for herein, and to assure availability of the amounts maintained in the Subordination Spread Account:


                     (A)   the   Seller   as   initial   holder   of  the
           Class B Certificates on behalf of itself and its successors and assigns, hereby pledges to the Trustee and its successors and assigns, all its right, title and interest in and to the Subordination Spread Account, subject, however, to the limitations set forth below, and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the Subordination Spread Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) subject, however, to the limitations set forth below, and solely for the purpose of providing for payment of the Class A Distributable Amount provided for in Section 4.06 and this Section; and

                     (B) the Seller hereby pledges to the Trustee and its successors and assigns, the Subordination Initial Deposit and all proceeds thereof, subject, however, to the limitations set forth below, and solely for the purpose of providing for payment of the Class A Distributable Amount provided for in Section 4.06 and this Section, (all of the foregoing, subject to the limitations set forth below, the "Subordination Spread Account Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section 4.07. The Trustee hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Subordination Spread Account Property in accordance with the terms and provisions of this Section 4.07.

                (iii) The Subordination Spread Account Property shall not under any circumstances be deemed to be part of or otherwise includable in the Trust.

           (b) On each Distribution Date, if the amount of the Subordination Spread Account (after giving effect to all payments to be made from such Account pursuant to subsection 4.06(d) on such Distribution Date) is less than the Specified Subordination Spread Account Balance for such Distribution Date, the Servicer shall instruct the Trustee, after payment of any amounts required to be distributed to Class A Certificateholders and the Servicer, to withhold from amounts otherwise distributable to the Class B Certificateholders and not otherwise distributed to Class A Certificateholders or the Servicer and deposit in the Subordination Spread Account all such amounts, or such lesser amounts as are sufficient to restore the amount in the Subordination Spread Account to the Specified Subordination Spread Account Balance. For purposes of calculating the Class B Certificate Balance, any amounts so deposited shall be deemed to have been paid to the Class B Certificateholders. Subject to subsection 4.07(d), if the amount of the Subordination Spread Account (after taking into account any withdrawals therefrom pursuant to subsection 4.06(d)) is greater than the Specified Subordination Spread Account Balance for such Distribution Date, the Trustee shall release and, at the instruction of the Servicer, shall distribute the amount of the excess to the Class B Certificateholders on a pro rata basis in accordance with their ownership of the Class B Certificates. Amounts properly distributed to the Class B Certificateholders pursuant to this subsection 4.07(b), either directly from the Certificate Account without deposit in the Subordination Spread Account or from the Subordination Spread Account, shall be deemed released from the Subordination Spread Account and Class B Certificateholders shall in no event thereafter be required to refund any such distributed amounts.

           (c) (i) Amounts held in the Subordination Spread Account shall be invested in Eligible Investments, in accordance with written instructions from the holders of Class B Certificates evidencing not less than 51% of the Voting Interests evidenced by all of the Class B Certificates or their designee and all income and gain realized thereon shall be solely for the benefit of the Class B Certificateholders and shall be payable by the Trustee to the Class B Certificateholders on each Distribution Date.

                (ii)   With   respect   to   the   Subordination   Spread
      Account Property, the Seller and the Trustee agree that:

                     (A) any Subordination Spread Account Property that is held in deposit accounts shall be held solely in the name of the Trustee at one or more depository institutions having the Required Deposit Rating; each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                     (B) any Subordination Spread Account Property that constitutes Physical Property shall be delivered to the Trustee in accordance with paragraph (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Trustee;

                     (C) any Subordination Spread Account Property that is a book-entry security held through the Federal Reserve pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (ii) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued book-entry registration of such Subordination Spread Account Property as described in such paragraph; and

                     (D) any Subordination Spread Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee in accordance with paragraph
           (iii) of the definition of "Delivery" and shall be maintained by the Trustee, pending maturity or disposition, through continued registration of the Trustee's (or its nominee's) ownership of such security. Effective upon Delivery of any Subordination Spread Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have represented that it has purchased such Subordination Spread Account Property for value, in good faith and without notice of any adverse claim thereto.

                (iii)  Each  of the  Seller  (and  any  successor  to the
      Seller as Class B Certificateholder) and the Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be determined  to be  necessary,  in an  Opinion  of  Counsel  to  the
      Seller   delivered  to  the  Trustee,   in  order  to  perfect  the
      interests created by this Section 4.07 and otherwise fully to effectuate the purposes, terms and conditions of this
      Section 4.07. The Seller (and any successor to the Seller as Class B Certificateholder) shall:

                     (A) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest; and

                     (B) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in their respective corporate names or any trade names, (2) any change in the location of their respective chief executive offices or principal places of business and (3)
           any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify the Trustee of any such filings.

                (iv)    Investment    earnings    attributable   to   the
      Subordination Spread Account Property and proceeds therefrom shall be held by the Trustee for the benefit of the Class B Certificateholders. Investment earnings attributable to the Subordination Spread Account Property shall not be available to satisfy the subordination provisions of this Agreement and shall not otherwise be subject to any claims or rights of the Class A
      Certificateholders or the Servicer. The Trustee shall cause all investment earnings attributable to the Subordination Spread Account to be distributed on each Distribution Date to the
      Class B Certificateholders on a pro rata basis in accordance with their ownership of the Class B Certificates. Notwithstanding the foregoing, the Subordination Spread Account may contain at any time uninvested cash in an amount not to exceed the maximum amount insured by the Federal Deposit Insurance Corporation or any successor thereto without giving rise to any obligation to withdraw such cash from the
      Subordination Spread Account. Realized losses, if any, on investment of the Subordination Spread Account Property shall be charged first against undistributed investment earnings attributable to the Subordination Spread Account Property
      and   then   against   the Subordination Spread Account Property.

           (d) If the Servicer, pursuant to Section 4.04, determines on any Determination Date that it is required to make a Monthly
Advance and does not do so from its own funds, the Servicer shall instruct the Trustee to withdraw funds from the Subordination Spread Account and deposit them in the Certificate Account to cover any shortfall. Such payment shall be deemed to have been made by the
Servicer pursuant to Section 4.04 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Monthly Advances to the Trustee, and the Servicer shall within two Business Days replace any funds in the Subordination Spread Account so used. The Servicer shall not be entitled to reimbursement for any such deemed Monthly Advances unless and until the Servicer shall have replaced such funds in the Subordination Spread Account.

           (e) Upon  termination  of this  Agreement in  accordance  with
Section 10.02, any amounts on deposit in the Subordination Spread Account shall be paid to the Holders of the Class B Certificates.

           SECTION 4.08. Net Deposits. For so long as (i) General Motors Acceptance Corporation shall be the Servicer, (ii) the
Servicer shall be entitled pursuant to Section 4.02 to remit collections on a monthly rather than daily basis, and (iii) the Servicer shall be entitled pursuant to subsection 4.01(b) to remit
Payments Ahead on a monthly basis, the Servicer, the Seller and the Trustee may make any remittances pursuant to this Article IV net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

           SECTION 4.09. Statements to Certificateholders. (a) On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder, a statement (which statement shall also be provided to the Rating Agencies) based on information in the Servicer's Certificate furnished pursuant to Section 3.10, setting forth for the Monthly Period relating to such Distribution Date the following information:

           (i) the amount of such distribution allocable to principal;

           (ii) the amount of such distribution allocable to interest;

           (iii) the  aggregate  Principal  Balance as of the  Accounting
      Date;

           (iv) the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Monthly Period and the Class A Certificateholder's Class A Percentage of the Basic Servicing Fee;

           (v) the amount of the Class A Principal and Interest Carryover Shortfalls, if any, on such Distribution Date and the change in the Class A Principal and Interest Carryover Shortfalls from the preceding Distribution Date;

           (vi) the Class A Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under (i) above;

           (vii)  the  amount  otherwise  distributable  to the  Class  B
      Certificateholders    that   is    distributed    to   the    Class
      A Certificateholders on such Distribution Date;

           (viii) the balance of the Subordination Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date and the change in such balance from the preceding Distribution Date;

           (ix) the Payments Ahead Servicing Account Balance and the change in such Balance from the preceding Distribution Date; and

           (x) the amount of Outstanding Monthly Advances on such Distribution Date.

Each  amount set forth  pursuant to  subclauses  (i),  (ii),  (iv) or (v)
above   shall  be   expressed   as  a  dollar   amount   per   $1,000  of
original  principal balance of a Class A Certificate.

           (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a holder of a Class A Certificate, a statement containing the sum of the amounts set forth in each of clauses (i), (ii), (iv) and (v), for such calendar year or, in the event such Person shall have been a holder of a Class A Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.

                             ARTICLE V
                         THE CERTIFICATES

           SECTION 5.01. The Certificates. The Class A Certificates shall be issued in minimum denominations of $1,000 and integral multiples thereof; the Class B Certificates shall be issued in denominations of $100,000 or in any amount in excess thereof in fully registered form; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination that includes any residual amount (each a "Residual Certificate"). The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of the President or any Vice President of the Trustee under the Trustee's seal imprinted thereon and attested on behalf of the Trustee by the manual or facsimile signature of any other officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates shall be dated the date of their authentication.

           SECTION 5.02. Authentication of Certificates. The Trustee shall cause to be authenticated and delivered to or upon the order of the Seller, in exchange for the Receivables and the other components of the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, and the constructive delivery to the Trustee of the Receivable Files and the other components of the Trust, Certificates duly authenticated by the Trustee, in authorized denominations equaling in the aggregate the Aggregate Amount Financed and evidencing the entire ownership of the Trust. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B hereto, executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under this Agreement.

           SECTION     5.03.     Registration     of     Transfer     and
Exchange   of Certificates.

           (a) The Certificate Registrar shall maintain in accordance with the provisions of Section 5.07 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and transfers and exchanges of Certificates as provided in this Agreement. The Trustee is hereby initially appointed Certificate Registrar.
           (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest.

           (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee on behalf of the Trust shall execute, and the Trustee shall authenticate and deliver, the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing.

           (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

           (e)  All   Certificates   surrendered   for   registration  of
transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

           (f) (i) The Class B Certificates shall initially be retained by the Seller. No transfer of a Class B Certificate shall be made unless the Class B Certificateholder desiring to effect such transfer shall have given the Seller, the Trustee and the Rating Agencies, prior written notice of such proposed transfer, and the Rating Agencies shall have notified such Class B Certificateholder, the Seller and the
Trustee that such proposed transfer shall not result in the qualification, downgrading or withdrawal of the rating then assigned to the Class A Certificates by the Rating Agencies.

           (ii) In addition to the restrictions on transfer of Class B Certificates set forth in paragraph (i) above, no transfer of a Class B Certificate shall be made unless prior to such transfer the Holder of such Class B Certificate delivers to the Seller and the Trustee (A) either a ruling of the Internal Revenue Service or (B) an Opinion of Counsel, which shall be independent outside counsel, satisfactory to the Trustee and the Rating Agencies, in either case to the effect that the proposed transfer (1) shall not result in the arrangement contemplated by this Agreement being treated as an association taxable as a corporation under either (I) the Internal Revenue Code of 1986, as from time to time in force or (II) the tax laws of the State of New York and (2) shall not have any adverse effect on the federal income taxation of the Trust or the Class A Certificateholders. In no event shall the Class B Certificate be transferred separately from the right to receive all amounts in the Subordination Spread Account.

           SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest. In connection with the issuance of any new Certificate under this Section 5.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

           SECTION   5.05.   Persons   Deemed   Owners.   Prior   to  due
presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.06 and for all other purposes whatsoever, and neither the Trustee, the
Certificate Registrar nor any agent of the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

           SECTION 5.06. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a written request therefor from the Servicer, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders, or one or more Holders of
Class A Certificates evidencing not less than 25% of the Voting Interests thereof (hereinafter referred to as "Applicants"), apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Servicer and the Trustee that neither the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

           SECTION 5.07. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, the City of New York, an
office or  offices  or  agency  or  agencies  where  Certificates  may be
surrendered   for   registration   of  transfer  or  exchange  and  where
notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office at 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration, for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

           SECTION 5.08. Book-Entry Certificates. The Class A Certificates, upon original issuance (except for the Residual
Certificate), shall be issued in the form of typewritten Class A Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing
Agency, by, or on behalf of, the Seller. The Class A Certificates delivered to The Depository Trust Company shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner shall receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 5.10. Unless and until definitive, fully registered Class A Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 5.10:

           (a) the provisions of this Section 5.08 shall be in full force and effect;

           (b) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A Certificates) as the authorized representative of the Certificate Owners;

           (c)  to  the  extent  that  the  provisions  of  this  Section
5.08  conflict  with  any  other   provisions  of  this  Agreement,   the
provisions of this Section 5.08 shall control;

           (d) the  rights  of  Certificate  Owners  shall  be  exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants; and pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.10, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Certificates to such Clearing Agency Participants; and

           (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Class A Certificates evidencing a specified percentage of the Voting Interests of the Class A Certificates, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the Voting Interests of the Class A Certificates and has delivered such instructions to the Trustee. The Seller, the Servicer or the Trustee may set a record date for the purpose of determining the identity of Holders of Class A Certificates entitled to vote or to consent to any action by vote as provided in this Agreement.

           SECTION 5.09. Notices to Clearing Agency. Whenever notice or other communication to the Class A Certificateholders is required under this Agreement, other than to the Holder of the Residual Certificate of such Class, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 5.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Class A Certificates to the Clearing Agency.

           SECTION 5.10. Definitive Certificates. If (i) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement and the Trustee or the Seller is unable to
locate  a  qualified   successor,   (ii)  the  Seller,   at  its  option,
advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence  of an  Event  of  Default,  Certificate  Owners  representing
at  least  a   majority   of  the  Voting   Interests   of  the  Class  A
Certificates advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Trustee shall notify the Clearing Agency and request that the Clearing Agency notify all Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates by the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for re-registration, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency Neither the Seller, the
Certificate   Registrar   nor  the  Trustee   shall  be  liable  for  any
delay    in   the    delivery    of    such    instructions    and    may
conclusively   rely  on,  and  shall  be   protected   in   relying   on,
such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder. The Trustee shall not be liable if the Trustee or the Seller is unable to locate a qualified successor Clearing Agency.

                            ARTICLE VI
                            THE SELLER

           SECTION 6.01. Liability of Seller. The Seller shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Seller.

           SECTION  6.02.  Merger  or  Consolidation  of,  or  Assumption
of  the   Obligations   of,   Seller;   Amendment   of   Certificate   of
Incorporation.

           (a) Any entity (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting interest of which is owned directly or indirectly by General Motors Corporation, which entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section 6.02 to the Rating Agencies.

           (b) The Seller hereby agrees that for so long as it is the holder of Class B Certificates it shall not (i) take any action prohibited by Article Fourth of its certificate of incorporation or
(ii), without the prior written consent of the Trustee and without giving prior written notice to the Rating Agencies, amend Article Third or Fourth of its certificate of incorporation.

           SECTION 6.03. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.
The Seller and any director or officer or employee or agent of the Seller shall be reimbursed by the Trustee for any contractual damages, liability or expense incurred by reason of the Trustee's willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

           SECTION 6.04. Seller May Own Certificates. Each of the Seller and any Person controlling, controlled by, or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof except as otherwise specifically provided herein. Except as set forth in Section 1.01 in the definition of Voting Interests, certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.


                            ARTICLE VII
                           THE SERVICER

           SECTION 7.01.  Liability of Servicer; Indemnities.

           (a) The  Servicer  shall be  liable  in  accordance  with this
Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

                (i) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust and the Certificateholders from
      and  against  any  and  all  costs,  expenses,   losses,   damages,
      claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle;

                (ii) The Servicer shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in this
      Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trustee or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same;

                (iii) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust, and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust, or the Certificateholders through the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and

                (iv)  The  Servicer  shall  indemnify,  defend,  and hold
      harmless the Trustee and Depository from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement, except to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person indemnified, (B) arises from the Trustee's breach of any of its representations or warranties set forth in Section 9.13, or (C) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of successor Servicer hereunder.

           (b)   Indemnification   under  this  Article  shall   include,
without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

           SECTION 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any entity (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party,
(c) succeeding to the business of the Servicer, or (d) more than 50% of the voting interest of which is owned directly or indirectly by General Motors Corporation and which is otherwise servicing the
Seller's  receivables,  which  entity  in  any  of  the  foregoing  cases executes an  agreement  of  assumption  to perform  every  obligation  of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.02 to the Rating Agencies.

           SECTION 7.03. Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided in this
Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

      (b) The  Servicer  and any  director  or  officer  or  employee  or agent of the Servicer shall be reimbursed by the Trustee for any contractual damages, liability or expense incurred by reason of the Trustee's willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Trustee's duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

      (c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement. In such event, the legal
expenses  and  costs  for  such  action  and  any   liability   resulting
therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor.

           (d) The Trustee shall distribute out of the Certificate Account on a Distribution Date any amounts permitted for reimbursement pursuant to subsection 7.03(c) not therefor reimbursed; provided, however, that the Trustee shall not distribute such amounts if the amount of the Subordination Spread Account (after giving effect to all deposits and withdrawals pursuant to subsection 4.07(b) on such Distribution Date) is greater than zero but less than the Specified Subordination Spread Account Balance for such Distribution Date.

           SECTION  7.04.  Delegation  of  Duties.  So  long  as  General
Motors Acceptance Corporation acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any entity more than 50% of the voting stock of which is owned, directly or indirectly, by General Motors Corporation. The Servicer may at any time perform specific duties as servicer through sub-contractors who are in the business of servicing automotive receivables; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

           SECTION 7.05. Servicer Not to Resign. Subject to the provisions of Section 7.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the  Trustee.  No such  resignation  shall  become  effective  until  the
Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 7.02.


                           ARTICLE VIII
                              DEFAULT

           SECTION  8.01.  Events  of  Default.   For  purposes  of  this
Agreement, each of the following shall constitute an "Event of Default":

           (a) any failure by the Servicer to deliver to the Trustee for distribution to Certificateholders any proceeds or payment required to be so delivered under the terms of the Certificates and this Agreement that continues unremedied for a period of five Business Days after written notice is received by the Servicer from the Trustee or after discovery of such failure by an officer of the Servicer;

           (b) failure on the part of the Seller or the Servicer to observe or perform in any material respect any other covenants or agreements of the Seller or the Servicer set forth in the Certificates or in this Agreement, which failure (i) materially and adversely affects the rights of Certificateholders, and (ii) continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Trustee, or to the Seller and to the Trustee by the Holders of Class A Certificates evidencing not less than 25% of the Voting Interests thereof;

           (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement proves to have been incorrect when made and such inaccuracy has a material adverse effect on the rights of the Certificateholders and such material adverse effect continues for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee; or

           (d)  the   entry  of  a   decree   or  order  by  a  court  or
agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Seller or the Servicer, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

           (e)  the  consent  by  the  Seller  or  the  Servicer  to  the
appointment   of  a   conservator   or  receiver  or  liquidator  in  any
insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Seller or the Servicer or of or relating to substantially all of their respective property; or the Seller or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

           SECTION 8.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing, either the Trustee or the Holders of Class A Certificates evidencing at least a majority of the Voting Interests thereof, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the
Receivables or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.02. The Trustee is authorized and empowered by this Agreement to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement  of the  Receivables  and related  documents,  or  otherwise.
The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, Certificate Account or Payment Ahead Servicing Account or thereafter received with respect to the Receivables and all Payments Ahead that shall at that time be held by the Servicer. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive from the successor Servicer reimbursements for any Outstanding Monthly Advances made during the period prior to the notice pursuant to this Section 8.02 which terminates the obligation and rights of the Servicer under this Agreement.

           SECTION 8.03. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 8.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions,  duties  and  liabilities  relating  thereto  placed on the
Servicer by the terms and provisions of this Agreement. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Certificate Account or otherwise) as the Servicer would have been entitled to under this
Agreement if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor having a net worth of not less than $100,000,000 and whose regular business includes the servicing of automotive receivables, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation  of  such  successor  out  of  payments  on  Receivables  as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

           SECTION 8.04. Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

           SECTION  8.05.  Waiver  of  Past  Defaults.   The  Holders  of
Class A Certificates evidencing at least a majority of the Voting Interests thereof may, on behalf of all Holders of Class A Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account or the Certificate Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

           SECTION  8.06.  Repayment  of  Advances.  If the  identity  of
the  Servicer   shall  change,   the   predecessor   Servicer   shall  be
entitled to receive, to the extent of available funds, reimbursement for Outstanding Monthly Advances pursuant to Sections
4.03 and 4.04, in the manner specified in Section 4.06, with respect to all Monthly Advances made by such predecessor Servicer.

                            ARTICLE IX
                            THE TRUSTEE

           SECTION 9.01. Duties of Trustee. (a) The Trustee, both prior to and after the occurrence of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee assumes the duties of the Servicer pursuant to Section 8.03, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automotive receivables that it services for itself or others.

           (b)   The   Trustee,   upon   receipt   of  all   resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

           (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (other than errors in judgment) or its own bad faith; provided, however, that:

                (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may
      conclusively   rely,  as  to  the  truth  of  the   statements  and
      the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent (except with respect to errors in judgment) in performing its duties in accordance with the terms of this Agreement;

                (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

                (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clauses (a)(i) and (a)(ii) of
      Section 7.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or the Holders of Class A Certificates evidencing not less than 25% of the Voting Interests thereof.

           (d) The  Trustee  shall  not be  required  to  expend  or risk
its  own  funds  or   otherwise   incur   financial   liability   in  the
performance  of  any  of  its  duties  under  this  Agreement,  or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

           SECTION 9.02. Trustee's Certificate. Prior to each Distribution Date as of which the Servicer shall purchase
Administrative  Receivables  or  the  Seller  shall  repurchase  Warranty
Receivables, the Trustee shall submit to the Servicer and the Seller, as applicable, a Trustee's Certificate identifying the
Receivables   so  purchased,   executed  by  the  Trustee  and  completed
as to its date and the date of the Pooling and Servicing Agreement, and accompanied by a copy of the Servicer's Certificate for the related Monthly Period.

           SECTION 9.03. Trustee's Assignment of Administrative Receivables and Warranty Receivables. With respect to all Administrative Receivables and all Warranty Receivables, the Trustee shall assign, without recourse, representation or warranty, to the Seller or the Servicer as applicable, all the Trustee's right,
title  and  interest  in  and  to  such   repurchased   Receivable,   all
monies due thereon, the security interests in the related Financed Vehicles, proceeds from any Insurance Policies, proceeds from recourse against Dealers on such Receivables and the interests of the Trust in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Certificateholders.

           SECTION   9.04.   Certain   Matters   Affecting  the  Trustee.
Except as otherwise provided in Section 9.01:

           (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b)  the   Trustee   may   consult   with   counsel   and  any
Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel;

           (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained in this Agreement shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

           (d) prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Class A Certificates evidencing not less than 25% of the Voting Interests thereof; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Seller or, if paid by the Trustee, shall be reimbursed by the Seller upon demand; nothing in this subsection 9.04(d) shall derogate from the obligation of the Seller to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

           (e) The Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian.

           SECTION 9.05. Trustee Not Liable for Certificates or Receivables. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including without limitation: the existence, condition, location and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof (it being understood that the Trustee has not reviewed and does not intend to review such matters, the sole responsibility for such review being vested in the Seller, the Servicer and the Custodian); the completeness of any Receivable; the receipt by the Servicer of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller, the Servicer and the Custodian with any covenant or the breach by the Seller, the Servicer and the Custodian of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller, the Servicer, the Custodian or any Obligor; any action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's negligence or willful misconduct: no recourse shall be had for any claim based on any provision of this Agreement, the Certificate, or any Receivable or assignment thereof against the institution serving as Trustee in its individual capacity, such institution shall not have any personal obligation, liability or duty whatsoever to any Holder of a Certificate or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this
Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables.

           SECTION  9.06.  Trustee  May  Own  Certificates.  The  Trustee
in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee, subject to the definition of the term "Certificateholder" in Section 1.01, and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

           SECTION   9.07.    Trustee's    Fees   and    Expenses.    The
Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee, and the Servicer shall pay
or   reimburse   the  Trustee   upon  its  request  for  all   reasonable
expenses, disbursements and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in defense of any action brought against it in connection with this Agreement except any such expense, disbursement or advance as may arise from its negligence (other than errors in judgment) or bad faith or that is the responsibility of Certificateholders under this Agreement. Additionally, the Servicer, in Section 7.01 has
agreed to indemnify the Trustee with respect to certain matters; and Certificateholders, under subsection 9.04(c) or (d), may agree to indemnify the Trustee under certain circumstances.

           SECTION 9.08. Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a corporation duly organized and validly existing under the laws of its state of incorporation and the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.08, the combined capital and surplus of such corporation shall be deemed to be its
combined   capital   and   surplus  as  set  forth  in  its  most  recent
report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.09.

           SECTION  9.09.  Resignation  or  Removal of  Trustee.  (a) The
Trustee  may  at any  time  resign  and be  discharged  from  the  trusts created by this Agreement by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the
resigning  Trustee  and  one  copy  to  the  successor  Trustee.   If  no
successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.08 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the
Trustee. If it removes the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

           (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this
Section 9.09 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.10.

           SECTION 9.10. Successor Trustee. Any successor Trustee appointed as provided in Section 9.09 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement; and the predecessor Trustee and the Custodian shall amend the Custodian Agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section
9.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.08. Upon acceptance  of  appointment  by a  successor  Trustee as provided in this
Section 9.10, the Servicer shall mail notice of the successor of such Trustee under this Agreement to the Rating Agencies and all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor
Trustee shall cause such notice to be mailed at the expense of the Servicer.

           SECTION 9.11. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee under this Agreement, provided such corporation shall be eligible under the provisions of Section 9.08, without the execution or filing of any instrument or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

           SECTION 9.12.  Appointment of Co-Trustee or Separate  Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Trustee, with the consent of the
Servicer, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section
9.12, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have consented to such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 9.10 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.10. Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                (ii)  No   trustee   under   this   Agreement   shall  be
      personally liable by reason of any act or omission of any other trustee under this Agreement; and

                (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

           (b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

           (c) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

           SECTION 9.13. Representations and Warranties of Trustee. The Trustee represents and warrants as of the date of the Pooling and Servicing Agreement that:

           (a) the Trustee is either (i) a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or (ii) a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

           (b) the Trustee has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

           (c) the execution, delivery and performance by the Trustee of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to have a materially adverse effect on the Trustee's performance or ability to perform its duties under this Agreement or on the transactions contemplated in this Agreement;

           (d) the execution, delivery and performance by the Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the trust was formed; and

           (e)  this  Agreement  has been  duly  executed  and  delivered
by  the   Trustee   and   constitutes   the  legal,   valid  and  binding
agreement of the Trustee, enforceable in accordance with its terms.

           SECTION   9.14.   Tax   Returns.   In  the   event  the  Trust
shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, shall furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

           SECTION 9.15. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

           SECTION 9.16. Suit for Enforcement. If an Event of Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 9.01, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

           SECTION 9.17. Rights of Certificateholders to Direct Trustee. Holders of Class A Certificates evidencing not less than 51% of the Voting Interests thereof shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.


                             ARTICLE X
                            TERMINATION

           SECTION  10.01.  Termination  of  the Trust.

           (a) The respective obligations and responsibilities of the Seller, the Servicer and the Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon (i) the purchase as of any Accounting Date by the Servicer at its option of the corpus of the trust as described in Section 10.02 and the subsequent distribution to Certificateholders pursuant to Section 4.06 of the amount required to be deposited pursuant to Section 10.02, or (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Rose Kennedy of the Commonwealth of Massachusetts living on the date of this Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 10.01.

           (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and retirement of the Certificates, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of
the  month  next   preceding   the  month  of  such  final   distribution
specifying  (i)  the  Distribution  Date  upon  which  final  payment  of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Trustee therein specified, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given, the Servicer or the Trustee, as the case may be shall make deposits into the Certificate Account in accordance with Section 4.02, or, in the case of an optional purchase of Receivables pursuant to Section 10.02, shall deposit the amount specified in Section 10.02. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 4.06.

           (c) In the event that all of the Certificateholders subject to such repurchase shall not surrender their Certificates for retirement within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for retirement, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to The United Way.

           SECTION 10.02. Optional Purchase of All Receivables. On each Accounting Date as of which the aggregate Principal
Balance of all Receivables held by the Trust was less than the Optional Purchase Percentage of the Aggregate Amount Financed, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall pay the aggregate Administrative Purchase Payments for the Receivables, plus the appraised value of any other property (including the right to receive any future recoveries) held as part of the Trust (less the
Liquidation Expenses to be incurred in connection with the recovery thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, and shall succeed to all interests in and to the Trust.


                            ARTICLE XI
                     MISCELLANEOUS PROVISIONS

           SECTION 11.01. Amendment. (a) This Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent  of  any of the  Class  A  Certificateholders,  (i) to  cure  any ambiguity, (ii) to correct or supplement any provisions in this Agreement, (iii) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of Certificateholders, (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer or the Trustee for the benefit of Certificateholders or (v) to add, change or eliminate any other provisions of this Agreement;
provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect
the  interests   of   the Class A Certificateholders.

           (b) This  Agreement  may  also be  amended  from  time to time by the  Seller,  the  Servicer  and  the  Trustee  with  the  consent  of the Holders of Certificates (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate) evidencing at least a majority of the Voting Interests of each Class of Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that shall be required to be made on any Certificate or the Pass Through Rate or the Specified Subordination Spread Account Balance or
(b) adversely affect the rating by any Rating Agency of the Certificates without the consent of Holders of Certificates evidencing at least two-thirds of the Voting Interests of the outstanding Certificates or (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

           (c)  Prior  to  the   execution  of  any  such   amendment  or
consent,   the  Trustee  shall  furnish   written   notification  of  the
substance  of such amendment or consent to the Rating Agencies.

           (d)  Promptly  after the  execution  of any such  amendment or
consent,   the  Trustee  shall  furnish   written   notification  of  the
substance of such amendment or consent to each Certificateholder.

           (e)    It     shall     not    be     necessary     for    the
consent  of   Certificateholders   pursuant  to  subsection  11.01(b)  to
approve  the  particular  form  of any  proposed  amendment  or  consent,
but  it  shall  be   sufficient   if  such  consent   shall  approve  the
substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreement.

           (f) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in subsection 11.02(i). The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

           SECTION 11.02.  Protection of Title to Trust.

           (a) The Seller or the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee under this Agreement in the Receivables and in the proceeds thereof. The
Seller or the Servicer or both shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

           (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days prior written notice thereof.

           (c) Each of the Seller and the Servicer shall give the Trustee at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

           (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i)
the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account,
Certificate Account and Payment Ahead Servicing Account and any Payments Ahead held by the Servicer in respect of such Receivable.

           (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to any Receivable indicate clearly that the Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer.

           (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trustee unless such Receivable has been paid in full or repurchased by the Seller or purchased by the Servicer.

           (g) The Servicer shall permit the Trustee and its agents at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables then or previously included in the Trust.

           (h) The Servicer shall furnish to the Trustee at any time upon request a list of all Receivables then held as part of the
Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished
before  such  request   indicating   removal  of  Receivables   from  the
Trust. Upon request, the Servicer shall furnish a copy of any list to the Seller. The Trustee shall hold any such list and Schedule A to the Purchase Agreement for examination by interested parties during normal business hours at the Corporate Trust Office.

           (i) The Servicer shall deliver to the Trustee promptly after the execution and delivery of the Pooling and Servicing Agreement and of each amendment thereto, an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such Counsel, no such action is necessary to preserve and protect such interest.

           (j) To the extent required by law, the Seller shall cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

           (k) For the purpose of facilitating their execution and for other purposes, the Pooling and Servicing Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

           SECTION 11.03.  Limitation on Rights of Certificateholders.

           (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

           (b) No Certificateholder shall have any right to vote (except as provided in Sections 11.03 or 8.05) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set
forth   in  this   Agreement,   or   contained   in  the   terms  of  the
Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement.

           (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided in this
Agreement   and  unless  also  the   Holders  of  Class  A   Certificates
evidencing not less than 25% of the Voting Interests thereof shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section or Section 8.05; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

           SECTION 11.04. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without regard to the principles of conflicts of laws thereof or of any other jurisdiction, and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

           SECTION  11.05.  Severability  of  Provisions.  If any  one or
more  of  the  covenants,   agreements,   provisions  or  terms  of  this
Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

           SECTION 11.06. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in
Section 6.02, this Agreement may not be assigned by the Seller without the prior written consent of Holders of Certificates evidencing not less than 66% of the Voting Interests of each class.

           SECTION 11.07. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and
Certificates  upon  authentication  thereof by the  Trustee  pursuant  to
Section 5.02 are and shall be deemed fully paid.

           SECTION 11.08. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Certificateholders, and their respective successors and permitted assigns. Except as otherwise provided in this Article XI, no other person shall have any right or obligation hereunder.




                        __________________

EXHIBIT A

                    FORM OF CLASS A CERTIFICATE
                                                  SEE REVERSE FOR
                                              CERTAIN DEFINITIONS

(the following legend to be inserted if this Certificate is issued to CEDE & Co.):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO
ISSUER  OR  ITS  AGENT  FOR   REGISTRATION   OF  TRANSFER,   EXCHANGE  OR
PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        GMAC ______ GRANTOR TRUST

                 ____% ASSET BACKED CERTIFICATE, CLASS A

           evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail instalment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by Capital Auto Receivables, Inc.

           (This Certificate does not represent an obligation of, or an interest in, Capital Auto Receivables, Inc, General Motors Acceptance Corporation or any affiliate of either of them.)

          NUMBER
                                                    CUSIP _______________

                                                    $____________________


THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the GMAC ______ Grantor Trust (the "Trust") formed by Capital Auto Receivables, Inc., a Delaware corporation, as Seller (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of ________ __, 19__ (the "Agreement"), between the Seller, General Motors Acceptance Corporation, a corporation incorporated under the New York Banking Law relating to investment companies, as Servicer (the "Servicer"), and
________________________________
_______________,______________________________,     as    Trustee    (the
"Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "____% Asset Backed Certificates, Class A" (the "Class A Certificates"). Also issued under the Agreement are Certificates designated
as  "____%   Asset   Backed   Certificates,   Class  B"  (the   "Class  B
Certificates"). The Class A Certificates and the Class B Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class A Certificates is __%. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail instalment sale contracts for new and used automobiles and light trucks (the "Receivables"), certain monies due thereunder on and after the Cutoff Date, security interests in the Financed Vehicles, certain bank accounts, property (including the right to receive Liquidation Proceeds) securing the Receivables and held by the Trustee, proceeds from certain insurance policies, certain other items financed by the obligors and certain interests of the Seller in proceeds from recourse against Dealers with respect to the Receivables and proceeds of all of the foregoing.

           Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on ___________, 19__, to the person in whose name this Class A Certificate is registered at the close of business as of the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last date of the preceding Monthly Period) (the "Record Date"), such Class A Certificateholder's fractional undivided interest in the lesser of (a) the sum of
(i) the Class A Distributable Amount, (ii) any outstanding Class A Interest Carryover Shortfall (plus interest on such Class A Interest Carryover Shortfall at the Pass Through Rate from such preceding Distribution Date through the current Distribution Date, to the extent permitted by law) and (iii) any outstanding Class A Principal Carryover Shortfall and (b) the sum of (i) the Available Interest, (ii) the Available Principal and (iii) amounts on deposit in the Subordination Spread Account.

           Distributions on this Class A Certificate will be made by the Trustee by check or money order mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon except that with respect to Class A Certificates registered in the name of CEDE & Co., the nominee for the Clearing
Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the
pendency   of  such   distribution   and  only  upon   presentation   and
surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York. The Record Date otherwise applicable to such distributions shall not be applicable.

           Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.
                                A-2

           IN  WITNESS  WHEREOF,  the  Trustee on behalf of the Trust and
not   in   its   individual    capacity   has   caused   this   Class   A
Certificate  to be  duly executed.

                          GMAC ______ GRANTOR TRUST


                          ______________________________,as Trustee


                          By: ___________________________

DATED:

(SEAL)

ATTEST:


_______________________________



            This is one of the Class A Certificates referred
                          to in the Agreement.


                          _____________________________, as Trustee



                          By: _________________________
                                 Authorized Officer

                        (REVERSE OF CERTIFICATE)

           The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables and property in the Subordination Spread Account, all as more specifically set forth in the Agreement. A copy of the Agreement may, upon request, be examined by any Certificateholder during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller.

           The  Agreement   permits,   with  certain  exceptions  therein
provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the
Certificateholders  under the  Agreement  at any time by the Seller,  the
Servicer and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Certificates evidencing at least a majority of the Voting Interests of each Class of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

           As   provided  in  the   Agreement   and  subject  to  certain
limitations  set  forth  therein,   the  transfer  of  this   Certificate
is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, the City of New York, accompanied by a written instrument  of  transfer  in form  satisfactory  to the  Trustee  and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like aggregate fractional undivided interest will be issued to the designated transferee.

           The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof; however, one Class A Certificate may be issued in a denomination that includes the residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations of a like aggregate fractional undivided interest, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

           The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class A Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only as of a Record Date as of which the aggregate Principal Balance is less than 10% of the Aggregate Amount Financed.

           The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.




                           __________________

                               ASSIGNMENT


FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



____________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)



____________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



____________________________________________________________________________
Attorney   to   transfer   said   Certificate   on  the   books   of  the
Certificate Registrar, with full power of substitution in the premises.


Dated:

                               ____________________________________*
                                      Signature Guaranteed:


                               _____________________________________*




* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

                                                                EXHIBIT B
                       FORM OF CLASS B CERTIFICATE
                                                          SEE REVERSE FOR
                                                      CERTAIN DEFINITIONS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED UNLESS PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER REQUIREMENTS SPECIFIED IN THE AGREEMENT.

                       GMAC _______ GRANTOR TRUST

                 ____% ASSET BACKED CERTIFICATE, CLASS B

           evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail instalment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by Capital Auto Receivables, Inc.

           (This Certificate does not represent an obligation of, or an interest in, Capital Auto Receivables, Inc., General Motors Acceptance Corporation or any affiliate of either of them.)


NUMBER
                                                       CUSIP_____________

                                                       $_________________


THIS CERTIFIES THAT _______________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the GMAC ______ Grantor Trust (the "Trust") formed by Capital Auto Receivables, Inc., a Delaware corporation, as Seller (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated as of ________ __, 19__ (the "Agreement"), between the Seller, General Motors Acceptance Corporation, a corporation incorporated under the New York Banking Law relating to investment companies, as Servicer (the "Servicer"), and ___________________, a__________________, as Trustee (the "Trustee").
A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "___% Asset Backed Certificates, Class B" (the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "___% Asset Backed Certificates, Class A" (the "Class A Certificates"). The Class A Certificates and the Class B Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class B Certificates is __%. This Class B Certificate is
issued  under and is  subject  to the terms,  provisions  and  conditions of the Agreement, to which Agreement the holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Agreement) a pool of retail instalment sale contracts for new and used automobiles and light trucks (the "Receivables"), certain monies due thereunder on and after the Cutoff Date, security interests in the Financed Vehicles, certain bank accounts, property (including the right to receive Liquidation Proceeds) securing the Receivables and held by the Trustee, proceeds from certain insurance policies, certain other items financed by the
obligors  and  certain   interests   of  the  Seller  in  proceeds   from
recourse against Dealers with respect to the Receivables and proceeds of all of the foregoing.

           Under the Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on _______ __, 199_, to the person in whose name this Class B Certificate is registered as of the day immediately preceding such Distribution Date (or, if Definitive Certificates are issued, the last date of the preceding Monthly Period) (the "Record Date"), such Class B Certificateholder's fractional undivided interest in the lesser of (a) the sum of (i) the Class B Distributable Amount, (ii) any outstanding Class B Interest Carryover Shortfall and (iii) any outstanding
Class  B  Principal  Carryover  Shortfall  and  (b)  the  sum of (i)  the
Available Interest, (ii) the Available Principal and (iii) amounts on deposit in the Subordination Spread Account in excess of the Specified Subordination Spread Account Balance for the next succeeding Distribution Date, in each case after giving effect to (A) the amount required to be distributed to the Class A Certificateholders
pursuant   to  the   subordination   of  the   rights   of  the  Class  B
Certificateholders,   and  (B)  the  amounts  required  to  be  deposited
in   the   Subordination   Spread   Account   and  to   pay   the   Total
Servicing Fee (including any unpaid Total Servicing Fees with respect to prior Monthly Periods) payable to the Servicer on the Distribution Date.

           Distributions on this Class B Certificate will be made by the Trustee by check or money order mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York. The Record Date otherwise applicable to such distributions shall not be applicable.

           Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.


           IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.

                               GMAC _______ GRANTOR TRUST

                               ________________________, as Trustee


                               By: ________________________________

DATED:

(SEAL)

ATTEST:


_______________________________



            This is one of the Class B Certificates referred
                          to in the Agreement.



                               ________________________, as Trustee



                               By: _______________________________
                                          Authorized Officer

                        (REVERSE OF CERTIFICATE)

           The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables and property in the Subordination Spread Account, all as more specifically set forth in the Agreement. A copy of the Agreement may, upon request, be examined by any Certificateholder during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller.

           The  Agreement   permits,   with  certain  exceptions  therein
provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the
Certificateholders  under the  Agreement  at any time by the Seller,  the
Servicer and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Certificates evidencing at least a majority of the Voting Interests of each Class of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

           As   provided  in  the   Agreement   and  subject  to  certain
limitations  set  forth  therein,   the  transfer  of  this   Certificate
is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, the City of New York, accompanied by a written instrument  of  transfer  in form  satisfactory  to the  Trustee  and the
Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like aggregate fractional undivided interest will be issued to the designated transferee.

           The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $100,000 and integral multiples thereof; however, one Class B Certificate may be issued in a denomination that includes the residual amount. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations of a like aggregate fractional undivided interest, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

           The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Class B Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

           The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only as of a Record Date as of which the aggregate Principal Balance is less than 10% of the Aggregate Amount Financed.

           The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.



                            ________________

                               ASSIGNMENT


      FOR  VALUE   RECEIVED  the   undersigned   hereby  sells,   assigns
and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



____________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)



____________________________________________________________________________
the   within   Certificate,    and   all   rights   thereunder,    hereby
irrevocably constituting and appointing



____________________________________________________________________________
Attorney   to   transfer   said   Certificate   on  the   books   of  the
Certificate
Registrar, with full power of substitution in the premises.


Dated:

                               _____________________________________*
                                       Signature Guaranteed:


                               _____________________________________*




* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

                                                                EXHIBIT C

                       FORM OF CUSTODIAN AGREEMENT


                  GENERAL MOTORS ACCEPTANCE CORPORATION

                                CUSTODIAN


                                   AND


                                 TRUSTEE



                            ________________



                           CUSTODIAN AGREEMENT

                      DATED AS OF ___________, 19__






                        GMAC ______ GRANTOR TRUST

                     ____% ASSET BACKED CERTIFICATES

           This Custodian Agreement, dated as of ___________, 19__, is made with respect to the formation of the GMAC ______ Grantor Trust, between General Motors Acceptance Corporation, a corporation organized under the New York Banking Law relating to investment
companies,       as      Custodian      (the       "Custodian")       and
______________________________________,  a ____________________________,
as Trustee (the "Trustee").

           WHEREAS, simultaneously herewith the Trustee, General Motors Acceptance Corporation, as Servicer (the "Servicer") and Capital Auto Receivables, Inc., a Delaware corporation (the "Seller") are entering into a Pooling and Servicing Agreement, dated as of the date hereof (the "Agreement", the capitalized terms defined therein being used herein with the same meanings), pursuant to which the Seller shall sell, transfer and assign to the Trustee without recourse all of the Seller's right, title and interest in and to the Receivables; and

           WHEREAS, in connection with such sale, transfer and assignment, the Agreement provides that the Trustee shall hold the Receivable Files directly or through a Custodian acting as agent of the Trustee under a Custodian Agreement.

           NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

           1. APPOINTMENT OF CUSTODIAN; ACKNOWLEDGMENT OF RECEIPT. Subject to the terms and conditions hereof, the Trustee hereby revocably appoints the Custodian, and the Custodian hereby accepts such appointment, to act as agent of the Trustee as Custodian to maintain custody of the Receivable Files relating to the Receivables from time to time held as part of the Trust. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that the Custodian exercises with respect to the receivable files relating to all comparable automotive receivables that the Custodian services and holds for itself or others. The Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on Exhibit A of the Agreement.

           2.   MAINTENANCE   AT   OFFICE.   The   Custodian   agrees  to
maintain  each   Receivable   File  at  one  of  its  branch  offices  as
identified in the List of Branch Offices attached hereto as Exhibit A, or at such other office of the Custodian as shall from time to time be identified to the Trustee upon 30 days' prior written notice.

           3.  DUTIES OF CUSTODIAN.

           (a) SAFEKEEPING. The Custodian shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as will enable the Trustee to comply with the terms and conditions of the Agreement. Each Receivable shall be identified as such on the books and records of the Custodian as the Custodian reasonably determines to be necessary to comply with the terms and conditions of the Agreement. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Custodian Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee and the Custodian to verify the accuracy of the Custodian's inventory and record keeping. The Custodian shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

           (b) ACCESS TO RECORDS. Subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, the Custodian shall permit the Trustee or its duly authorized representatives, attorneys or auditors to inspect the Receivable Files and the related accounts, records and computer systems maintained by the Custodian pursuant hereto at such times as the Trustee may reasonably request.

           (c) RELEASE OF DOCUMENTS. The Custodian shall release any Receivable in the Receivable Files to the Seller, the Servicer or the Trustee, as appropriate, under the circumstances provided in the Agreement.

           (d) ADMINISTRATION; REPORTS. In general, the Custodian shall attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Trustee. In addition, the Custodian shall assist the Trustee generally in the preparation of routine reports to Certificateholders or to regulatory bodies, to the extent necessitated by the Custodian's custody of the Receivable Files.

           4. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee. A certified copy of a by-law or of a resolution of the Board of Directors of the Trustee may be received and accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Trustee. Such instructions may be general or specific in terms.

           5. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or gross negligence of the Trustee.

      6.  ADVICE  OF  COUNSEL.  The  Custodian  and the  Trustee  further agree
that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or state law.

      7.  EFFECTIVE  PERIOD,  TERMINATION,  AND  AMENDMENT;  INTERPRETIVE
AND
ADDITIONAL PROVISIONS. This Custodian Agreement shall become effective as of the date hereof, shall continue in full force and effect  until  terminated  as  hereinafter  provided,  may be  amended at any time by mutual agreement of the parties hereto and may be terminated by either party by written notice to the other party, such termination to take effect no sooner than sixty (60) days after the date of such notice. Notwithstanding the foregoing, if General Motors Acceptance Corporation resigns as Servicer under Section 7.05 of the GMAC Grantor Trusts Standard Terms and Conditions of Agreement Effective June 1, 1996 (the "Standard Terms") or all of the rights and obligations of the Servicer have been terminated under
Section 8.02 of the Standard Terms, this Custodian Agreement may be terminated by the Trustee, or by the Holders of Class A Certificates evidencing at least a majority of the Voting Interests thereof, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under such Section 8.02. As soon as practicable after the termination of this Custodian Agreement, the Custodian shall deliver the Receivable Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

           8.   GOVERNING  LAW.  This   Custodian   Agreement   shall  be
governed by, and construed in accordance with, the laws of the State of New York.

           9.   NOTICES.   All   demands,   notices  and   communications
hereunder  shall  be  in  writing,  personally  delivered  or  mailed  by certified  mail,  return  receipt  requested  and shall be deemed to have been  duly  given  upon  receipt  (a) in the  case of the  Custodian,  at
the  following   address:   J.  B.  Van  Orman,   Jr.,  Vice   President,
General  Motors  Acceptance  Corporation,   3044  West  Grand  Boulevard,
Detroit,  Michigan  48202,  and (b) in the  case of the  Trustee,  at the
following                                                        address:
_______________________________________________________________________________
or at such other address as shall be designated by such party in a written notice to the other party.

           10.  BINDING  EFFECT.   This  Custodian   Agreement  shall  be
binding upon and shall inure to the Trustee, the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section 9.11 of the Standard Terms, the Trustee and the Custodian shall amend this Custodian Agreement to make said successor trustee the successor to the Trustee hereunder.

           IN  WITNESS   WHEREOF,   each  of  the   parties   hereto  has
caused this Custodian Agreement to be in its name and on its behalf by a duly authorized officer as of the day and year first above written.



                               __________________________________



                               By:________________________________
                                  Title:



                               GENERAL MOTORS ACCEPTANCE CORPORATION,
                                            as Custodian


                              By:________________________________
                                  Title:

                                                                EXHIBIT D

                        LETTER OF REPRESENTATIONS

                Capital Auto Receivables, Inc., AS SELLER

                                   AND

              _________________________________, AS TRUSTEE


                                               _____________, 199


Attention: General Counsel's Office
The Depository Trust Company
55 Water Street
New York, New York 10041-0099

                     Re: GMAC ______ Grantor Trust
                         ____% Asset Backed Certificates
                         -------------------------------

Ladies and Gentlemen:

      This   letter   is  in   reference   to  the   issuance   by   GMAC
_______Grantor
Trust ("Issuer") of $_______________ in aggregate principal amount of its____% Asset Backed Certificates, Class A (the "Class A Certificates") and its____% Asset Backed Certificates, Class B (the
"Class B Certificates" and together with the Class A Certificates, the "Certificates"). The First National Bank of Chicago, a national banking association is acting as Trustee ("Trustee") with respect to the Certificates pursuant to a Pooling and Servicing Agreement, dated as of _________________, including the Standard Terms and Conditions of Agreement Effective _______________ (the "Pooling and Servicing Agreement"), among Capital Auto Receivables, Inc., as Seller ("Seller"), General Motors Acceptance Corporation, as Servicer ("Servicer") and Trustee. Pursuant to an Underwriting Agreement dated __________________, (the "Underwriting Agreement") by and among Seller, Servicer and
(   ),   on   its   own   behalf   and   as    representative    of   the
several underwriters named therein ("Underwriter"), Underwriter has agreed to purchase, and Seller has agreed to cause the Issuer to issue, the Class A Certificates. All references herein to the "Securities" shall be considered references to the "Class A
Certificates" and all references herein to the "Issuer" shall be considered references to the "Seller".

      To induce The Depository Trust Company ("DTC") to accept the Securities, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

      1. Prior to closing on the Securities on _____________________, 199__, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal
amount  of  such  Securities.   If,  however,   the  aggregate  principal
amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining
principal   amount.   Each  $150  million   certificate  shall  bear  the
following legend:

           Unless  this   certificate   is  presented  by  an  authorized
      representative of The Depository Trust Company , a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.

      3. In the event of a full or partial redemption or advance refunding of outstanding Securities, Issuer or Trustee shall send notice of such events to DTC not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date the proceeds are deposited in escrow.

      4. There will be no case in which an invitation to tender the Securities will occur.

      5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

      6. Notices to DTC pursuant to Paragraph 2 by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning
(212) 709-6884. Notices to DTC pursuant to Paragraph 2 by mail or by any other means shall be sent to:

           Manager, Reorganization Department
           Reorganization Window
           The Depository Trust Company
           7 Hanover Square; 23rd Floor
           New York, NY 10004-2695

      7. Notices to DTC pursuant to Paragraph 3 by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190, and receipt of such notices shall be confirmed by telephoning (516) 227-4070. Notices to DTC pursuant to Paragraph 3 by mail or by any other means shall be sent to:
           Manager, Call Notification Department
           The Depository Trust Company
           711 Stewart Avenue
           Garden City, NY 11530-4719

      8. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portion thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or by mail or by any other means to:

           Manager; Announcements
           Dividend Department
           The Depository Trust Company
           7 Hanover Square; 22nd Floor
           New York, NY 10004-2695

      9. Interest payments and payments of principal that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements such payments shall be addressed as follows:

           Manager; Cash Receipts
           Dividend Department
           The Depository Trust Company
           7 Hanover Square; 24th Floor
           New York, NY 10004-2695


      10.    Securities     Eligible    for    DTC's    Same-Day    Funds
Settlement  System ("SDFS")

      Other payments of principal (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, a copy of which previously has been furnished to Trustee.

      11. DTC may direct Issuer or Trustee to use any other telephone number or address as the number or address to which notices or payments of interest or principal may be sent.

      12. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate, or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

      13. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, the
Trustee shall notify DTC of the availability of certificates. In such event, the Trustee shall issue, transfer, and exchange certificates in appropriate amounts. DTC will return to Seller all book-entry Class A Certificates for which Definitive Certificates are issued.

      14.   DTC   may    discontinue    its   services   as    securities
depository with respect to the Securities at any time by giving 60 days' prior written notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts. DTC will return to Seller all book-entry Class A Certificates for which Definitive Certificates are issued.

      15. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer. Nothing herein shall restrict the powers of the Securities and Exchange Commission.


NOTES:


A.  If   there   is  a   Trustee   (as   defined   in  this   Letter   of
Representations), Trustee as well as Issuer must sign this Letter. If there is no Trustee, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B.  Schedule  B  contains   statements   that  DTC  believes   accurately
describe   DTC,   the  method  of  effecting   book-entry   transfers  of
securities distributed through DTC, and certain related matters.

                               Very truly yours,


                               CAPITAL AUTO RECEIVABLES, INC.
                               __________________________________
                                           (Seller)


                               By:_________________________________
                                  (Authorized Officer's Signature)




                               THE FIRST NATIONAL BANK OF CHICAGO
                               ____________________________________
                                  (Trustee)


                               By:_________________________________
                                  (Authorized Officer's Signature)




Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By: ___________________________________
           (Authorized Officer)